UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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BPZ Resources, Inc.
(Name of Registrant as Specified In Its Charter)

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BPZ Resources, Inc.

580 Westlake Park Boulevard, Suite 525

Houston, Texas 77079

May 9, 2014

Dear BPZ Resources, Inc. Shareholder:

I am pleased to invite you to the Annual Meeting of the Shareholders of BPZ Resources, Inc.  The meeting will be held at 10:00 a.m. local time on June 20, 2014 at the Wyndham Houston West Energy Corridor – 1st floor, 14703 Park Row Boulevard, Houston, Texas 77079.

At the Annual Meeting, you and the other shareholders will vote on the following:

1.

the election of two Class I directors to serve on the Board of Directors until the 2017 Annual Meeting of Shareholders and one new Class II director to serve on the Board of Directors until the 2015 Annual Meeting of Shareholders, or until their successors are duly elected and qualified;

2.	the approval, by non-binding vote, of the compensation of our named executive officers;

3.	the recommendation, by non-binding vote, on the frequency of future advisory votes on compensation for our named executive officers;

4.	the amendment of our 2007 Long-Term Incentive Compensation Plan to allow for an additional amount of securities to be made available for incentive awards;

5.	the amendment of our 2007 Directors’ Compensation Incentive Plan to allow for an additional amount of securities to be made available for incentive awards;

6.	the ratification of the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2014;

7.	any other business that may properly come before the meeting and any adjournment or postponement.

Our Board of Directors has unanimously approved the proposals and recommends that you vote in favor of proposals one and two, and four through six.  Our Board of Directors also recommends that the frequency of future advisory votes on named executive officer compensation in proposal three be every year.   Details relating to these matters are set forth in the proxy statement.  Please review the entire proxy statement carefully.  All shareholders of record, as of the close of business on April 21, 2014, will be entitled to notice of, and to vote at, the Annual Meeting of Shareholders or at any adjournment or postponement thereof.

We are providing access to our proxy materials over the Internet. We are mailing to our shareholders a Notice and Access of Internet Availability of proxy materials (“the Notice and Access”) instead of a paper copy of this proxy statement, a proxy card and our 2013 Annual Report. The Notice and Access contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials.  We believe the Notice and Access process will provide you with the information you need in a timely manner, lower the costs and reduce the environmental impact of our Annual Meeting.

We hope that you are able to join us at the Annual Meeting on June 20, 2014.  Your vote on these matters is very important. There are several ways to cast your vote: in person at the meeting, or you may vote via the Internet, or by telephone, or, if you received a paper copy of the proxy card, by signing and returning it in the envelope provided.  If you have any questions about the procedure for voting your shares described in the attached proxy statement, please contact our Corporate Secretary at (281) 556-6200.  If you plan to attend the Annual Meeting in person, please call (281) 556-6200 to RSVP and get directions to the meeting.

Thank you for your continued support.

Very truly yours,

/s/ James B. Taylor
James B. Taylor
Chairman of the Board

BPZ RESOURCES, INC.

580 Westlake Park Boulevard, Suite 525

Houston, Texas 77079

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time on Friday, June 20, 2014.

PLACE	Wyndham Houston West Energy Corridor - 1st floor 14703 Park Row Boulevard Houston, Texas 77079

WEBCAST

A webcast of our Annual Meeting will be available on our website at www.bpzenergy.com starting at 10:00 a.m., Central Daylight Time on June 20, 2014. Information included on our website, other than our Proxy Statement and form of proxy, is not a part of the proxy soliciting material.

ITEMS OF BUSINESS	●	To elect two Class I directors of the Board of Directors, each for a term of three years, and one new Class II director for the remainder of the Class II term.
	●	To recommend, by non-binding advisory vote, the compensation of our named executive officers.
	●	To recommend, by non-binding advisory vote, the frequency of future votes on compensation for our named executive officers.
	●	To amend our 2007 Long-Term Incentive Compensation Plan to allow for an additional amount of securities to be made available for incentive awards.
	●	To amend our 2007 Directors’ Compensation Incentive Plan to allow for an additional amount of securities to be made available for incentive awards.
	●	To ratify the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2014.
	●	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record on April 21, 2014.

ANNUAL REPORT

Our 2013 Annual Report to Shareholders is posted with these materials as a separate booklet. This document is not a part of the proxy solicitation materials. You may also access the 2013 Annual Report through our website at www.bpzenergy.com.

PROXY VOTING

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your proxy card by mail or in person at the meeting, or by voting on the Internet or by telephone. See details under the heading “How do I vote?”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2014:

The Notice of Annual Meeting, Proxy Statement and the 2013 Annual Report, are available on the website www.edocumentview.com/BPZ.

May 9, 2014	James B. Taylor
Chairman of the Board

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND THE ANNUAL MEETING	1
PROPOSAL ONE ELECTION OF DIRECTORS	4
Composition of Board of Directors	4
Vote Required	4
Nominees for Class I Directors with Terms Expiring at this Annual Meeting:	5
Nominee for Class II Director with a Term Expiring at the 2015 Annual Meeting:	6
Recommendation of the Board of Directors	6
Continuing Class II Directors with Term Expiring at the 2015 Annual Meeting:	7
Continuing Class III Directors with Terms Expiring at the 2016 Annual Meeting	8
CORPORATE GOVERNANCE	10
The Board of Directors	10
Board Leadership Structure; Presiding Independent Director	10
Meetings of the Board of Directors	10
Director Independence	10
Committees of the Board of Directors	11
The Board’s Role in Risk Oversight	13
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	14
Communications with the Board of Directors	14
Non-Employee Director Compensation	14
Executive Officers Who Are Not Directors	16
Code of Ethics for Executive Officers	16
Corporate Governance Guidelines; Code of Ethical Conduct and Business Practices	17
Section 16(a) — Beneficial Ownership Reporting Compliance	17
EXECUTIVE COMPENSATION	17
Compensation Discussion and Analysis	17
Compensation Committee Report	28
Summary Compensation Table	28
2013 Grants of Plan-Based Awards	29
Outstanding Equity Awards At Fiscal Year-End	30
Option Exercises and Stock Vested	32
Employment Agreements, Termination of Employment and Change in Control Arrangements	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
PROPOSAL TWO APPROVAL, BY NON-BINDING VOTE, OF OUR COMPENSATION OF NAMED EXECUTIVE OFFICERS	37
PROPOSAL THREE RECOMMENDATION, BY NON-BINDING VOTE, ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	38

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PROPOSAL FOUR AMENDMENT OF THE BPZ RESOURCES, INC. 2007 LONG-TERM INCENTIVE COMPENSATION PLAN TO ALLOW FOR AN ADDITIONAL AMOUNT OF SECURITIES TO BE MADE AVAILABLE FOR INCENTIVE AWARDS	39
Purpose of the Proposal	39
Summary of the 2007 Long-Term Incentive Compensation Plan	40
Vote Required	42
Recommendation of the Board of Directors	42
PROPOSAL FIVE AMENDMENT OF THE BPZ RESOURCES, INC. 2007 DIRECTORS’ COMPENSATION INCENTIVE PLAN TO ALLOW FOR AN ADDITIONAL AMOUNT OF SECURITIES TO BE MADE AVAILABLE FOR INCENTIVE AWARDS	43
Purpose of the Proposal	43
Summary of the 2007 Directors’ Compensation Incentive Plan	43
Vote Required	45
Recommendation of the Board of Directors	45
PROPOSAL SIX RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS	45
Vote Required	45
Principal Accountant Fees and Services	46
Audit Committee Report	46
SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS	47
OTHER MATTERS	48

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BPZ RESOURCES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, JUNE 20, 2014

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND THE ANNUAL MEETING

What is the purpose of this proxy statement?

This proxy statement is solicited by and on behalf of the Board of Directors of BPZ Resources, Inc., a Texas corporation (hereinafter referred to as the “Company,” “BPZ,” “we,” “us” or “our”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 20, 2014 at the Wyndham Houston West Energy Corridor – 1st floor, 14703 Park Row Boulevard, Houston, Texas 77079, at 10:00 a.m. local time, or at any continuations thereof.  The Board of Directors is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Annual Meeting.  This Proxy Statement provides you with information on these matters to assist you in voting your shares.  The solicitation of proxies by the Board of Directors will be conducted primarily by mail and through the Internet.  Additionally, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication.  These officers, directors and employees will not receive any extra compensation for these services.  The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company (the “Common Stock”) as of the record date.  The costs of the solicitation will be borne by the Company, which is not expected to exceed the amount normally expended for a solicitation for an election of directors in the absence of a contest.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the Company’s proxy materials to shareholders, we may furnish proxy materials to the Company’s shareholders on the Internet by providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to shareholders when the materials are available on the Internet. The Company intends to commence its distribution of the Notice of Internet Availability on or about May 9, 2014. Shareholders receiving a Notice of Internet Availability by mail will not receive a printed copy of these proxy materials, unless they request it. Instead, the Notice of Internet Availability will instruct shareholders as to how they may access and review proxy materials on the Internet. Shareholders who receive a Notice of Internet Availability by mail who would like to receive a printed copy of the Company’s proxy materials, including a proxy card or voting instruction card, should follow the instructions for requesting these materials included on the Notice of Internet Availability.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to: (i) elect two Class I directors and one new Class II director; (ii)  approve, by non-binding vote, the compensation of our named executive officers; (iii) recommend, by non-binding vote, the frequency of future advisory votes on compensation of our named executive officers; (iv) amend our 2007 Long-Term Incentive Compensation Plan (“2007 LTIP”) to allow for an additional amount of securities to be made available for incentive awards; (v) amend our 2007 Directors’ Compensation Incentive Plan (“2007 DCIP”) to allow for an additional amount of securities to be made available for incentive awards; (vi) ratify the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2014; and (vii) any other business that properly comes before the Annual Meeting (each a “Proposal,” and collectively, the “Proposals”).  Although the Board of Directors does not anticipate that any other issues will come before the Annual Meeting, your completed and executed proxy gives the official proxies the right to vote your shares in their discretion on any other matter properly brought before the Annual Meeting.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will exist if shareholders of a majority of the outstanding shares of Common Stock are present at the Annual Meeting in person or by proxy.  Abstentions and broker non-votes count as present for the purposes of establishing a quorum.  If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

How many votes are needed to approve each Proposal?

To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast by the holders of our Common Stock, present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  An affirmative vote of a majority of the votes cast at the Annual Meeting will be required to approve Proposals Two, and Four through Six.  The option in Proposal Three that receives the highest number of votes cast by shareholders for will be considered to be the shareholders’ preferred frequency for future advisory votes on the compensation of our named executive officers. Each holder of Common Stock is entitled to one vote on each matter that properly comes before the Annual Meeting for each share of Common Stock held.  Shares of Common Stock do not carry cumulative voting rights.

How will abstentions be counted?

If you abstain from voting on any Proposal, you will effectively not vote on that item of business at the Annual Meeting.  These votes are not considered to be votes cast for or against a Proposal and will have no effect on the voting of a Proposal.

What is a broker non-vote and how is it counted?

The New York Stock Exchange (NYSE) permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

The broker can register your shares as present at the Annual Meeting for purposes of attendance and obtaining a quorum, but will not be able to vote on those matters for which specific authorization is required.  Similar to abstentions, broker non-votes will have no effect on the voting of the Proposals that are on the agenda to be presented at the meeting.

What routine matters will be voted on at the Annual Meeting?

The ratification of the independent public accountants is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors, the advisory vote on our executive compensation, the advisory vote on the frequency of future advisory votes on our executive compensation, the approval of the amendment to the 2007 LTIP and the approval of the amendment to the 2007 DCIP are non-routine matters on which brokers are not allowed to vote unless they have received specific voting instructions from their customers.

What is the record date for voting at the Annual Meeting?

The record date for purposes of determining the number of outstanding shares of Common Stock eligible to vote at the Annual Meeting, and for determining the shareholders entitled to vote at the Annual Meeting, is the close of business on April 21, 2013 (the “Record Date”).  As of the Record Date, the Company had 118,604,622 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  No other series of stock is outstanding.  Holders of the shares of Common Stock have no preemptive rights. The transfer agent for the Common Stock is ComputerShare Trust Company, Inc. (“ComputerShare”).  ComputerShare’s telephone number is (303) 262-0600.  Our proxy processing services are being provided by ComputerShare Investor Services LLC.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held.  If your shares are registered directly in your name with ComputerShare, the Company’s transfer agent, you are a “shareholder of record.”  If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote?

If your shares of Common Stock are held in “street name” by a broker, bank or other nominee, you will receive information from your nominee as to how to instruct them to vote your shares of Common Stock for each of the Proposals discussed in this proxy statement.

If you are a shareholder of record and hold Common Stock in your own name, you may give instructions on how to vote your shares of Common Stock by following the instructions on the Notice of Internet Availability on how to vote over the Internet, by phone, or by mail by completing, signing, dating and returning the proxy card.

A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no instructions are given, proxies will be voted FOR Proposals One and Two and Four through Six, and for “One year” for Proposal Three.  As to any other matters that may properly come before the Annual Meeting, the persons named on the proxy card will vote thereon in accordance with their best judgment. Votes will be tabulated by ComputerShare Investor Services LLC.

How do I revoke my proxy?

You may revoke your proxy before the vote is taken at the Annual Meeting by:

●	completing, signing and submitting a new proxy with a later date;

●	attending the Annual Meeting and voting in person; or

●	filing a signed, written notice of revocation with the Corporate Secretary of the Company.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

You may obtain an additional proxy card by writing BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.  If the Common Stock you own is held on your behalf by a broker, bank or other nominee, you must contact the nominee to receive instructions as to how you can revoke your proxy.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time.  To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.  You may access or obtain a copy of these and other reports free of charge on the Company’s web site at http://www.bpzenergy.com.  Also, this Form 8-K, any amendments thereto and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s web site at http://www.sec.gov.

PROPOSAL ONE

ELECTION OF DIRECTORS

Composition of Board of Directors

The Company’s Board of Directors currently consists of eight directors.  The Board of Directors is divided into three classes.  The directors in each class serve a three-year term.  The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting.  Directors filled by an increase in the Board of Directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders.

The current composition of the Board is:

Class I Directors (term expiring at the this Annual Meeting):	Stephen C. Beasley
Jerelyn Eagan

Class II Directors (term expiring at the 2015 Annual Meeting):	Dennis G. Strauch
James B. Taylor
Richard Spies*

Class III Directors (term expiring at the 2016 Annual Meeting):	Manuel Pablo Zúñiga-Pflücker
John J. Lendrum, III
Stephen R. Brand

*Mr. Spies was appointed to the Board of Directors by unanimous vote of the Board in September 2013 by reason of an increase in the number of seats on the Board and therefore will stand for election at this year’s Annual Meeting. If elected by the shareholders, Mr. Spies will serve the remainder of the term of Class II.

At the Annual Meeting, two Class I directors are to be elected, each of whom will serve until the 2017 Annual Meeting or until his successor is duly elected and qualified. In addition, a new Class II director was appointed to the Board of Directors by unanimous vote of the Board to fill a vacancy by reason of an increase in the number of seats on the Board of Directors and will stand for election by the shareholders at this Annual Meeting, and will serve until the 2015 Annual Meeting or until his successor is duly elected and qualified. The Board of Directors has nominated, and the persons named on the proxy card as proxies will vote to elect, the following individuals as directors of the Board of Directors:  Stephen C. Beasley and Jerelyn Eagan as Class I directors, and Richard Spies as a Class II director.  If any of the three nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board of Directors.  Management has no reason to believe that any of the three nominees for election named in this proxy statement will be unable to serve.

The principal occupation and certain other information about the nominees, as well as the continuing directors, is set forth on the following pages.

Vote Required

The vote required to approve the proposal to elect Stephen C. Beasley and Jerelyn Eagan to serve as Class I directors and Richard Spies to serve as a Class II director is the affirmative vote of a plurality of the votes cast at the Annual Meeting by the holders of our Common Stock, present in person or represented by proxy at the meeting and entitled to vote in the election of directors.  Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held.

Nominees for Class I Directors with Terms Expiring at this Annual Meeting:

Stephen C. Beasley
Age:	62
Director Since:	February 2010
Committees:	Chairman of the Compensation Committee, Member of the Audit Committee
Position, Principal Occupation, Business
Experience and Directorships:

Mr. Beasley is the founder and Chief Executive Officer of Eaton Group Inc., an executive solutions and strategic investment firm, since 2008.  He served as President of El Paso Corporation’s Eastern Pipeline Group from 2003 until 2007 and was a member of El Paso Corporation’s Corporate Executive Committee from 2005 until 2007.  In his role, Mr. Beasley was Chairman and President of Tennessee Gas Pipeline Company and ANR Pipeline Company - two of the largest transmission systems in the United States.  In addition, Mr. Beasley currently serves as an independent director for SandRidge Energy, Inc. and Space Services Holdings, Inc.  He previously served on the boards of Williams Pipeline Partners, L.P. from 2007 until 2009, Southern Union Company in 2009, and C Sixty Inc. from 2002 until 2005. We believe Mr. Beasley’s diverse management experience of over 35 years in the energy and chemical industries and his prior service as an independent director for public companies gives him valuable insight on the oil and gas industry and reporting environment in which the Company operates.

Jerelyn Eagan
Age:	59
Director Since:	March 2012
Committees:	Member of the Audit Committee, Member of the Compensation Committee
Position, Principal Occupation, Business
Experience and Directorships:

Ms. Eagan was employed by Delta Hydrocarbons B.V. as Chief Financial Officer from 2006-2009.  Immediately preceding that, Ms. Eagan was Vice President, Finance for Global Gas and Power at Royal Dutch Shell in 2005, Vice President, Finance & Commercial for the Americas Region Exploration & Production group at Shell Oil Company from 1999-2004, Chief Financial Officer of Shell Oil Company from 2002-2003, Deputy Group Controller at Royal Dutch Shell from 1995-1998, Finance Manager for the Refining and Marketing Group at Shell Oil Company from 1990-1994, and in various other positions at Shell Oil Company from 1976-1989.  Ms. Eagan was a member of the board of directors of Marine Spill Response Corporation from January 2012 until October 2013, and was the chair of its audit committee. Ms. Eagan is the Chief Operating Officer of the Ayn Rand Institute since August 2012.  Ms. Eagan holds a Masters of Business Administration and a Juris Doctorate, and has previously been a Certified Management Accountant and a Certified Public Accountant.  We believe Ms. Eagan’s extensive accounting and financial background in the oil and gas industry makes her a valuable part of our Board.

Nominee for Class II Director with a Term Expiring at the 2015 Annual Meeting:

Richard Spies
Age:	60
Director since:	September 2013
Committees:	Member of the Technical Committee
Position, Principal Occupation, Business Experience and Directorships:

Mr. Spies is Chief Executive Officer of Pan American Energy, a BP affiliate which holds interests in upstream oil and gas in Argentina, Bolivia and Chile, and power generation interests in Argentina. Mr. Spies also serves on the board of directors of Pan American Energy. Mr. Spies was Chief Operating Officer of the Company from August 2010 until October 2013, after which he rejoined BP. Prior to his position with the Company, Mr. Spies was President of BP Russia from 2005 until 2009.  From 1997 until 2005, he served as Chief Executive Officer of Pan American Energy, an Amoco (and subsequently BP) joint venture, which held business interests in upstream oil and gas, as well as power generation in Argentina and Bolivia. From 1995 to 1997, he was Vice President and Business Unit Leader for Amoco’s Midcontinent E&P business in Denver.  From 1992 to 1995, he was President of Amoco Argentina.  From 1990 to 1992, he was Vice President of Amoco Argentina.  From 1975 to 1990, Mr. Spies held various technical, supervisory, and managerial positions including work in the Gulf of Mexico. Mr. Spies graduated from Louisiana State University with a Bachelor of Science in chemical engineering. He currently serves on the board of directors of AEDIN, a non-profit school in Buenos Aires serving neurologically disabled children, and is past President of AmCham Argentina, as well as a former board of director of AmCham Russia. We believe Mr. Spies’ extensive experience in the oil and gas industry projects in South America and as our former Chief Operating Officer makes Mr. Spies a valuable member of our board.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE THREE NOMINEES LISTED ABOVE, TWO TO SERVE AS CLASS I DIRECTORS AND ONE TO SERVE AS A CLASS II DIRECTOR OF THE BOARD OF DIRECTORS OF THE COMPANY.

Continuing Class II Directors with Term Expiring at the 2015 Annual Meeting:

Dennis G. Strauch
Age:	66
Director Since:	July 2005
Committees:	Chairman of the Nominating and Corporate Governance Committee, Member of the Technical Committee
Position, Principal Occupation, Business
Experience and Directorships:

Mr. Strauch has served since 2001 as Managing General Partner of Delmar Holdings, LP, a private firm which manages U.S. oil and gas properties. From 1992 to 2001, Mr. Strauch held various positions, including President and CEO, with Zarara Oil and Gas Limited and its predecessors. Zarara, a publicly traded company in the U.S. and U.K., had international oil and gas operations in Africa, the Middle East, the Far East and South America. Mr. Strauch has over 42 years of experience in the oil and gas industry with extensive international and domestic technical experience in the areas of acquisitions, reservoir engineering and economic evaluations. He began his career with Schlumberger and has served in senior management and technical positions with ARAMCO, Petro-Lewis, Whiting Petroleum and Geodyne Resources. Mr. Strauch holds a Master’s degree in Business Administration from the University of Denver and a degree in Geophysics from the Colorado School of Mines. Mr. Strauch is a Registered Professional Engineer in the State of Colorado. We believe Mr. Strauch brings significant experience in and knowledge of the energy industry, as well as technical expertise to our Board.

James B. Taylor
Age:	76
Director Since:	February 2010
Committees:	Member of the Technical Committee, Member of the Nominating and Corporate Governance Committee
Position, Principal Occupation, Business
Experience and Directorships:

Mr. Taylor was appointed Chairman of the Board of Directors of the Company in March 2011. Mr. Taylor brings over 47 years of experience in the oil and gas sector and has served as a Director for four publicly held oil and gas companies.  Mr. Taylor served as Executive Vice President of Occidental Oil and Gas from 1994 until 1996, where he was responsible for worldwide exploration and producing operations.  Also while at Occidental, he was responsible for the development of the Caño Limon discovery in the Colombian Llanos, including construction of a major trans-Andean pipeline and marine export terminal.  He managed Canadian Occidental’s worldwide activities as Chief Operating Officer from 1990 until 1993, including the discovery and development of the one-billion barrel Masila field in Yemen and construction of a pipeline and marine export terminal.    From 1968 to 1996, Mr. Taylor served in various positions for Occidental Petroleum and was Executive Vice President of Worldwide Exploration and Development at the time of his retirement from Occidental Petroleum in December 1996.  For the past decade, he served on the Board of Willbros Group, Inc., a worldwide engineering and pipeline construction company. We believe Mr. Taylor’s extensive technical experience in the oil and gas sector and his prior service as a director for publicly held oil and gas companies gives us a valuable perspective on the international oil and gas industry and reporting environment in which the Company operates.

Continuing Class III Directors with Terms Expiring at the 2016 Annual Meeting

Manuel Pablo Zúñiga-Pflüker
Age:	53
Director Since:	September 2004
Committees:	None
Position, Principal Occupation, Business
Experience and Directorships:

Mr. Zúñiga-Pflüker has been President of the Company since September 2004 and in May 2005 he was also appointed Chief Executive Officer of the Company. Mr. Zúñiga-Pflüker is a petroleum engineer and fourth generation oilman who has spent the past 20 plus years in the international oil and gas business.  He began his career with Occidental Petroleum, before founding BPZ & Associates, Inc. a technical consulting company he established in 1989, which was the predecessor of BPZ Energy that was established in 2001.  He is a reservoir engineer with expertise reappraising previously drilled fields and developing stranded natural gas fields using diverse technologies.  With BPZ Resources he is developing oil and gas projects in Peru where BPZ Resources has a total of four blocks totaling 2.2 million gross (1.9 million net) acres.  He holds a Bachelor’s Degree in Mechanical Engineering from the University of Maryland, and a Master’s Degree in Petroleum Engineering from Texas A&M University. We believe Mr. Zúñiga-Pflüker brings to the Board of Directors extensive knowledge of the Company and its assets by virtue of his service as an executive officer and director of the Company since its founding, and the energy industry generally through his background and education.

John J. Lendrum, III
Age:	63
Director Since:	July 2005
Committees:	Chairman of the Audit Committee, Member of the Nominating and Corporate Governance Committee
Position, Principal Occupation, Business
Experience and Directorships:

Mr. Lendrum is the Chairman of the Board of Torch Energy Advisors Incorporated (“Torch”), a Houston-based company which specializes in the exploitation and development of oil and gas properties, mid-stream gas assets, and clean energy, and Chief Executive Officer and President of Nuevo Midstream LLC.   Previously he served as the President, Chief Operating Officer and a Director of Torch.  Mr. Lendrum is also the Vice Chairman of the Board of Directors of Resaca Exploitation, Inc. From 1993 to 2005, Mr. Lendrum founded and served as President of Rockport Resources Capital Corporation, which focused on providing capital to the energy industry. During this period, he was also a Principal in Star Natural Gas Company, a privately-held company with mid-stream natural gas assets. Previously, Mr. Lendrum served as Executive Vice President and Chief Financial Officer of Torch and in senior financial and business development roles with the Torch managed companies of Nuevo Energy Company, Energy Assets International and Bellwether Exploration. Mr. Lendrum began his career with the international public accounting firm of KPMG Peat Marwick, and he earned a B.B.A. in Finance and completed his graduate studies in Accounting Theory at The University of Texas at Austin. We believe Mr. Lendrum’s education and accounting background, industry, business development and management experience brings valuable skills to our Board and qualifies him to serve as Chairman of our Audit Committee as our financial expert.

Stephen R. Brand
Age:	64
Director Since:	March 2012
Committees:	Chairman of the Technical Committee, Member of the Compensation Committee
Position, Principal Occupation, Business
Experience and Directorships:

Since 2011, Mr. Brand has served as Senior Executive Advisor and member of the Advisory Board of Welltec and as Senior Advisor to Clean Range Ventures.  Immediately preceding that, Mr. Brand was employed by ConocoPhillips from 1976-2011 where he served as Senior Vice President, Technology (R&D) from 2007-2011, Vice President of Exploration and Business Development from 2005-2007, President of Australasia from 1998-2005, Manager of Exploration and Production - Business Development from 1995-1998, President, Canada from 1992-1995, Manager, Exploration and Production - North America Business Development from 1989-1992, and in various geologist positions from 1976-1989.  In addition to serving on the Advisory Board of Welltec, Mr. Brand has been a member of the Board of SM Energy since 2011, a member of the Accenture Global Energy Board since 2007, and a member of the Board of Directors of Australian American Chamber of Commerce since 2006.  He also served as a member of the Board of Trustees of the University of Colorado Foundation from 2010-2011, a member of the Board of Directors of Aquatic Energy, LLC from 2010-2011, a member of the U.S. National Committee, World Petroleum Congress from 2008-2011, and a member of the Advisory Council of the Geology Foundation of the University of Texas from 2005-2011.  Mr. Brand holds a Doctorate and Masters of Science in Geology.  We believe Mr. Brand’s extensive operational experience in the oil and gas industry brings valuable expertise to our Board.

CORPORATE GOVERNANCE

The Board of Directors

The Company’s business properties and affairs are managed under the direction of the Board of Directors.  Members of the Board are kept informed of our business through discussions with our Chief Executive Officer, Chief Financial Officer, Chief Legal, Administrative and Commercial Officer and Vice President of Exploration and Production, by reviewing materials provided to them, by visiting our offices and properties and by participating in meetings of the Board and its Committees.  The Company’s certificate of formation and bylaws provide for a classified Board of Directors consisting of three classes, each serving staggered three-year terms.  As a result, shareholders elect a class consisting of a portion of the Board of Directors each year.  At each Annual Meeting of Shareholders, the successors to the class of directors whose terms then expire will be elected to serve from the time of election until the third Annual Meeting following election (or in some cases, an appointment to the Board of Directors will be elected by the shareholders to complete the term of the seat to which he or she was appointed).

The Company’s bylaws initially fixed the size of the Board at six.  The Company’s bylaws provide that the authorized number of directors to constitute the entire board of directors may be changed by resolution duly adopted by at least a majority of the Board of Directors serving at the time of the vote.  Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.  Vacancies and newly created directorships may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum.

Currently, the Company’s Board of Directors is composed of the following eight directors:  James B. Taylor (Chairman), Manuel Pablo Zúñiga-Pflücker, Stephen C. Beasley, Stephen R. Brand, Jerelyn Eagan, John J. Lendrum, III, Richard Spies and Dennis G. Strauch.

Board Leadership Structure; Presiding Independent Director

The Board has no formal policy on whether the role of the Chairman of the Board and Chief Executive Officer should be held by separate persons.  We believe it is important to maintain the flexibility to have either a combined or a separated chair and CEO structure as circumstances warrant.  The Board believes our current leadership structure, with Mr. Taylor serving as Chairman of the Board and Mr. Zúñiga-Pflücker serving as Chief Executive Officer and President, is the appropriate structure for us at this time.  From the time that we became a publicly traded company in September 2004, the roles of the Chairman of the Board and Chief Executive Officer have been held by separate individuals.  Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing guidance to and oversight of management of the Company.

Our independent directors have selected Mr. Lendrum to serve as the Board’s presiding independent director.  The presiding independent director chairs all meetings of the non-employee and independent directors of the Board, including the Board’s executive sessions, serves as a liaison between the Chairman and the other independent directors, consults with the Chairman on agendas for Board meetings and other matters pertinent to the Company and the Board, approves meeting agendas and schedules and has the authority to call meetings of the independent directors and to communicate with majority shareholders, as necessary.  Interested parties who would like to contact Mr. Lendrum, or the non-employee or independent directors, on a confidential basis may do so by mailing a written communication to Presiding Independent Director, BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079.

Meetings of the Board of Directors

During 2013, the Board of Directors held twelve regular meetings and two special meetings.  All of the incumbent directors attended at least seventy-five percent of the regular Board meetings held during 2013.  All of the incumbent directors attended at least seventy-five percent of the committee meetings for which each respective member served during 2013.

Director Independence

We are subject to the NYSE standards in determining whether a director is independent.  The Board of Directors considers Messrs. Beasley, Brand, Lendrum, Taylor and Strauch and Ms. Eagan “independent” under the standards of the NYSE.

Committees of the Board of Directors

Our Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Technical Committee.

Audit Committee

Messrs. Lendrum and Beasley, and Ms. Eagan serve on our Audit Committee, all of whom are “independent” under both the standards of the NYSE and the SEC rules and regulations pertaining to listed company audit committees.  The Board considers Mr. Lendrum, Chairman of the Audit Committee, an “audit committee financial expert,” as defined under the rules of the SEC.  The Audit Committee recommends to the Board of Directors the independent registered public accounting firm to audit our financial statements and oversees the annual audit. The Audit Committee also approves any other services provided by public accounting firms.  The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of our internal audit function.  The Audit Committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that management and the Board of Directors have established.  In doing so, it will be the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee and our independent registered public accounting firm, the internal audit function and management of the Company.  Additionally, the Audit Committee, in conjunction with the Technical Committee, provides oversight to the process of determining our estimated reserves and may utilize independently engaged experts as necessary.

The Audit Committee met five times during 2013.  See “Audit Committee Report” in this proxy statement.

A copy of the Audit Committee’s Charter is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder upon request.

Compensation Committee

Messrs. Beasley and Brand, and Ms. Eagan serve on our Compensation Committee.    The Chairman of the Compensation Committee is Mr. Beasley.  All members of the Compensation Committee are “independent” under the standards of the NYSE for purposes of serving on our Compensation Committee.  Additionally, each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).

The purpose of the Compensation Committee is to carry out the Board of Directors’ overall responsibility relating to the compensation of the Company’s executive officers.  The Compensation Committee reviews the compensation and benefits of our executive officers, establishes and reviews general policies related to our compensation and benefits and administers our 2007 LTIP, 2007 DCIP and Employee Stock Purchase Plan (“ESPP”).  The goal of the Compensation Committee’s policies on executive compensation is to ensure that an appropriate relationship exists between executive compensation and the creation of shareholder value, while at the same time attracting, motivating and retaining executives.  In furtherance of this purpose, the Compensation Committee has the following duties and responsibilities with respect to executive compensation:

●	Annually review and approve the Company’s corporate goals and objectives relevant to the compensation of the Chief Executive Officer, and the Company’s other executive officers;

●	Evaluate the performance of the Company’s executive officers in light of such goals and objectives;

●	Determine and approve the executive officers’ annual salary and other cash and equity compensation based on this evaluation;

●	Set the salary and equity compensation for our Chief Executive Officer;

●

Determine and approve the long-term incentive component of the Chief Executive Officer’s compensation based on the Company’s performance and the relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to our Chief Executive Officer in the past years, and other criteria established by the Compensation Committee; and

●	Assessment and determination of peer group companies for purpose of determining director and executive compensation.

See “Executive Compensation — Compensation Discussion and Analysis” and “Compensation Committee Report” in this proxy statement.

The Compensation Committee has the power to delegate some or all of its power and authority in administering the 2007 LTIP and 2007 DCIP to the Chief Executive Officer, other senior members of management, or a committee or subcommittee, as the Compensation Committee deems appropriate.  However, the Compensation Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Securities and Exchange Act of 1934.

The Compensation Committee is also authorized to and routinely uses an outside compensation consultant to assist it in making compensation recommendations and decisions.

The Compensation Committee met three times during 2013.

A copy of the Compensation Committee’s Charter is posted on our website at www.bpzenergy.com and is available in print to any shareholder upon request.

Nominating and Corporate Governance Committee

Messrs. Strauch, Lendrum and Taylor serve on the Nominating and Corporate Governance Committee of our Board of Directors.  The Chairman of the Nominating and Corporate Governance Committee is Mr. Strauch.  The Nominating and Corporate Governance Committee assists our Board of Directors by identifying and reviewing qualified individuals, including candidates recommended by shareholders, to become members of our Board of Directors, consistent with any criteria the Nominating and Corporate Governance Committee may approve, recommending director nominees for election at the Annual Meeting of Shareholders or for appointment to fill vacancies, and advising our Board of Directors about the appropriate composition of our Board of Directors and its Committees.  The Nominating and Corporate Governance Committee does not currently have a formal policy with regard to the consideration of any director candidates recommended by shareholders because the committee believes it can adequately evaluate any such recommendation on a case-by-case basis.

Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board the appropriate skills and characteristics required for Board members in the context of the current composition of the Board.  This assessment includes consideration of the following criteria, among others: independent business or professional experience, integrity and judgment, records of public service, diversity, age, skills, occupation and understanding of financial statements and financial reporting systems, all in the context of an assessment of the perceived needs of the Board at the time.  Although the Company does not have a formal policy with regard to the consideration of diversity in identifying Director nominees, the Nominating and Corporate Governance Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business.

The Nominating and Corporate Governance Committee also develops and recommends to our Board of Directors corporate governance principles and practices and assists in implementing them.  The Nominating and Corporate Governance Committee conducts regular reviews of our corporate governance principles and practices and recommends to our Board of Directors any additions, amendments or other changes.  Under the Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee establishes and administers a periodic assessment procedure relating to the performance of both the Board of Directors as a whole and its committees.

The Nominating and Corporate Governance Committee met three times during 2013.

A copy of the Nominating and Corporate Governance Committee’s Charter is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder upon request.

Technical Committee

Messrs. Brand, Taylor, Strauch and Spies serve on the Technical Committee of our Board of Directors. The Chairman of the Technical Committee is Mr. Brand. Our Technical Committee assists our Board of Directors by oversight and review of the Company’s operations, and oil and gas reserves certification. Specific responsibilities include the following: review of the integrity of our oil and gas reserves; review of the qualifications, independence and performance of our independent reserve engineers; review of our procedures for providing information to the independent reserve engineers; authority to evaluate and select the independent reserve engineers; review of operations and performance targets, oversight and review of significant engineering and procurement projects, and policies and procedures regarding safety in operations.

The Technical Committee met six times during 2013.

A copy of the Technical Committee’s charter is posted on our website and is available in print to any shareholder upon request.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the management of the business and affairs of the Company, but delegates day-to-day management of the Company to the Chief Executive Officer and our executive management team.  The Board of Directors is generally responsible for risk oversight, with the assistance of our Board Committees with respect to certain areas of risk, and relying upon management to generally manage the material risks we face.  Members of our executive and senior management team frequently make presentations to the full Board of Directors on activities that may subject the Company to significant or strategic operational and financial risks and the plans management has to control such risks. As part of its responsibilities, the Audit Committee is responsible for reviewing and discussing with management (including our Chief Legal, Administrative & Commercial Officer) our guidelines and policies to govern the process by which risk assessment and risk management is undertaken, including our major financial reporting risk exposures and the steps management has taken to monitor and control such exposures.  Our Compensation Committee is responsible for overseeing the Company’s assessment of whether its compensation policies and practices are likely to expose the Company to material risks, and in consultation with management, is responsible for overseeing the Company’s compliance with regulations governing executive compensation.  The Nominating and Corporate Governance Committee reviews the effectiveness of the Board’s leadership structure and corporate governance matters.  In July 2010, the Board of Directors established the Technical Committee to provide review and oversight of our determination and certification of oil and gas reserves, as well as to assist management in assessing operational risk.  In providing review and oversight, the Committee may review the propriety of our methodology and procedures for determining the oil and gas reserves as well as the reserves estimates resulting from such methodology and procedures.  The Technical Committee may also review the qualifications, independence and performance of our independent reserve engineers.  We also rely on various executive and other management personnel to understand, assess, mitigate and generally manage material risks that we face in various areas including capital expenditure plans, liquidity and health, safety and environment.  Each of our Committees, as well as executive and senior management, reports regularly on these matters to the full Board of Directors.

Compensation Risk Assessment

We do not believe that our current employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.  Our current employee compensation consists of base salary, a discretionary cash bonus based upon individual and company performance, equity awards under our 2007 LTIP; health benefits; limited perquisites; participation in our Employee Stock Purchase Plan; and participation in our 401(k) plan.  We believe our compensation program, that allocates compensation among base salary and short and long-term compensation target opportunities, does not encourage our executives or non-executive employees to take excessive risks.  Restricted stock awards typically vest over a period of two or three years, stock option awards typically vest over a period of three years and performance share awards vest after three years.  We believe the time-based vesting over a multi-year period for our long-term incentive awards helps ensure that both employees and executives take actions and make decisions which contribute to long-term sustainable performance, and aligns their interests with those of our shareholders for the long-term performance of our company.  Compensation of our executives is described below under “Executive Compensation - Compensation Disclosure and Analysis.”

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Messrs. Beasley and Brand and Ms. Eagan served on the Compensation Committee of our Board during 2013, all of whom are “independent” under the standards of the NYSE.  None of the members of the Compensation Committee was at any time during the last fiscal year an officer or employee of the Company.  None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Communications with the Board of Directors

Shareholders who would like to contact the Board of Directors or specified individual directors on a confidential basis may do so by sending a written communication to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.

The Company currently has no formal policy with respect to the attendance of members of the Board of Directors at the Annual Meetings of Shareholders.  However, all of the Directors except for one attended the Company’s Annual Meeting of Shareholders in 2013.

Non-Employee Director Compensation

The Board of Directors determines the allowances for service as a director and the fees for attendance at meetings of the Board or any Committee appointed by the Board.  The Compensation Committee generally reviews and monitors compensation for directors and makes a recommendation to the Board regarding the form and amount of Directors’ compensation.  Non-employee directors receive a combination of cash and stock-based compensation designed to attract and retain qualified candidates to serve on the Board.

In setting director compensation in 2013, the Board considered the Compensation Committee’s recommendations, which took into consideration the special characteristics of the Company in comparison to its peer group and in light of market data and current trends in director compensation as reported by Meridian Compensation Partners, LLC in February 2013.  These factors included the Company’s position in the exploration stage of its license contracts operating in Peru and the need to provide a balanced compensation package to secure the necessary expertise required for the Board of Directors of such a company.

2013 Board Retainer and Meeting Fees.  The following is a schedule of annual retainers for non-employee directors that were in effect for 2013:

Type of Fee	Amount	Period Covered

Board Retainer	$50,000	Annual
Additional Retainer to Chairman of the Board	25,000	Annual
Additional Retainer to Chairman of Audit Committee	10,000	Annual
Additional Retainer to Chairman of Compensation Committee	6,500	Annual
Additional Retainer to Chairman of Nominating and Corporate Governance Committee	4,500	Annual
Additional Retainer to Chairman of Technical Committee	8,000	Annual
Additional Retainer to Audit Committee Member	5,000	Annual
Additional Retainer to Compensation Committee Member	3,250	Annual
Additional Retainer to Nominating and Corporate Governance Committee Member	2,250	Annual
Additional Retainer to Technical Committee Member	4,000	Annual

Directors’ Compensation Incentive Plan

Non-employee Directors of the Board are also eligible to receive options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards and cash-based awards under the 2007 DCIP. The aggregate number of shares of Common Stock authorized for grant under the 2007 DCIP is 2.5 million. The Company normally issues new shares of its Common Stock in satisfaction of these awards. As of December 31, 2013, approximately 0.5 million shares remain available for future grants under the 2007 DCIP.

2013 Non-Employee Director Compensation

In March 2013, the Board approved a grant of restricted Common Stock to each of the independent directors, 55,148 shares to Mr. Taylor, 36,765 shares to each of the following: Mr. Beasley, Mr. Brand, Ms. Eagan, Mr. Lendrum, and Mr. Strauch. These grants vest on the second anniversary from the effective date of grant, March 1, 2013.

The following table sets forth the compensation of the Company’s non-employee directors during fiscal year 2013:

	Fees Earned	Stock	Option
	Or Paid in	Awards($)	Awards($)	All Other
Name	Cash($)	(1) (2) (4)	(1) (3) (4)	Compensation($)	Total($)

Stephen C. Beasley	60,700	100,000	—	—	160,700

Richard Spies (4)	—	—	—	—	—

John J. Lendrum, III	63,100	100,000	—	—	163,100

Dennis G. Strauch	57,100	100,000	—	—	157,100

Stephen R. Brand	61,200	100,000	—	—	161,200

Jerelyn Eagan	54,500	100,000	—	—	154,500

James B. Taylor	76,200	150,000	—	—	226,200

(1)

The amounts reflect the aggregate grant date fair value of the awards made to non-employee directors in 2013 calculated in accordance with FASB ASC Topic 718.  A discussion of the assumptions used in calculating these values can be found in Notes 1 and 12 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

(2)

As of December 31, 2013, each non-employee director had the following aggregate number of unvested shares of restricted stock accumulated for all years of service:  Stephen C. Beasley — 47,515 shares unvested, John J. Lendrum, III — 47,515 shares unvested, Dennis G. Strauch — 47,515 shares unvested, Stephen R. Brand — 61,765 shares unvested, Jerelyn Eagan — 61,765 shares unvested and James B. Taylor — 71,273 shares unvested.

(3)

As of December 31, 2013, each of the following non-employee directors had the following aggregate number of outstanding unexercised stock options accumulated for all years of service:  Stephen C. Beasley – 92,480 shares, John J. Lendrum, III – 592,480 shares, Dennis G. Strauch – 304,480 shares and James B. Taylor – 126,220 shares.

(4)	Effective September 3, 2013, Richard Spies became a member of the Board.

2014 Non-Employee Director Compensation

The Board has not adjusted the non-employee directors’ annual retainers from the 2013 amounts. The Board approved a grant of restricted Common Stock to the independent directors of 69,444 shares to Mr. Taylor and 46,296 shares to each of the following: Mr. Beasley, Mr. Brand, Ms. Eagan, Mr. Lendrum III, Mr. Spies, and Mr. Strauch. These grants vest on the second anniversary from the effective date of grant, February 20, 2014.

Executive Officers Who Are Not Directors

Set forth below are brief descriptions of the recent employment and business experience of the executive officers who are not directors of the Company.

Richard S. Menniti
Age:	55
Position, Principal Occupation, Business Experience and Directorships:

Mr. Menniti was appointed Chief Financial Officer on August 16, 2011, having served as interim Chief Financial Officer since July 1, 2011.  Mr. Menniti joined the Company in September of 2010 as Director of Corporate Finance.  Prior to joining the Company, Mr. Menniti served as Treasurer for Shell Oil Company from December 1, 2005 to June 30, 2010.  Immediately preceding that, Mr. Menniti was employed by Shell North America Gas and Power Services, as Chief Financial Officer of Oak Power Services LLC, and Vice President and Corporate Controller of InterGen Services from October 1, 2003 to November 30th, 2005.  From 1980 through 2003, Mr. Menniti progressed through a number of managerial assignments with the Royal Dutch Shell companies including Upstream, Corporate and Downstream finance, planning and business roles in the U.S. and abroad. Mr. Menniti holds a Bachelor of Science degree in Business Administration from Bloomsburg University and a Master of Business Administration from Loyola University of New Orleans and is a Certified Public Accountant, a Certified Management Accountant, and a Certified Treasury Professional.

J. Durkin Ledgard
Age:	54
Position, Principal Occupation, Business Experience and Directorships:

Mr. Ledgard was appointed Chief Legal, Administrative & Commercial Officer in February 2011.  Mr. Ledgard previously served as General Counsel since joining the Company in October 2007.  Prior to joining the Company, Mr. Ledgard was a Partner of the law firm Eastham, Watson, Dale & Forney, LLP, where he specialized in Admiralty and Maritime law. Prior to joining the law firm in June 2001, he was an Assistant Counsel in the Office of the General Counsel for the Department of the Navy. Mr. Ledgard has over 25 years of experience in the marine industry and holds an Unlimited Tonnage Master’s License issued by the U.S. Coast Guard.  He earned his B.S. in Marine Transportation from Texas A&M University in 1982 and his J.D. from Georgetown University Law Center in 1992.  Mr. Ledgard also serves as Corporate Secretary for the Company.

Code of Ethics for Executive Officers

The Company has adopted a code of ethics for its executive officers (the “Code of Ethics”) that relates to standards that are reasonably designed to deter misconduct and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

(3)	Compliance with applicable governmental laws, rules and regulations;

(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

(5)	Accountability for adherence to the code.

The Company’s Code of Ethics for executive officers is available on the Company’s website at www.bpzenergy.com.

Corporate Governance Guidelines; Code of Ethical Conduct and Business Practices

A complete copy of the Company’s Corporate Governance Guidelines, which the Board reviews at least annually, is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder who requests it. The Board of Directors has adopted a Code of Ethics and Business Practices that applies to all employees, officers and directors. A complete copy of the Code of Ethics and Business Practices is posted on the Company’s website at www.bpzenergy.com and is available in print to any shareholder who requests it.

Section 16(a) — Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our executive officers and directors, as well as persons who own more than ten percent of a registered class of the Company’s equity securities to file initial reports of beneficial ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC.  Such executive officers, directors and ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of reports furnished to the Company, all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act for the year ended December 31, 2013 were filed on a timely basis other than the following: Dennis Strauch, John J. Lendrum, Stephen Beasley, Stephen Brand, Jerelyn Eagan and James Taylor each of whom filed one Form 4 for one transaction late, and Manuel Pablo Zúñiga-Pflücker, Richard Spies, Richard Menniti and J. Durkin Ledgard each of whom filed one Form 4 for two transactions late.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides you with a detailed description of our executive compensation philosophy and program, the compensation decisions our Compensation Committee has made under that program and the factors considered in making those decisions. It focuses on the compensation of our named executive officers for 2013, who were:

Name	Title
Manuel Pablo Zúñiga-Pflücker	Chief Executive Officer, President and Director
Richard Spies	Chief Operating Officer
Richard S. Menniti	Chief Financial Officer
J. Durkin Ledgard	Chief Legal, Administrative & Commercial Officer

Compensation Objectives

The primary objectives of our executive compensation program are to attract and retain key executives, to stimulate management’s efforts on our behalf in a way that supports our business plan and to align management’s incentives with the long-term interests of the Company and its shareholders.  The Compensation Committee separately reviews the compensation and benefits of our executive officers, establishes and reviews general policies related to our compensation and benefits and administers the 2007 LTIP.  Decisions on salary adjustments and compensation awards for executive officers have been made by the entire Board of Directors based upon the recommendations of the Compensation Committee.

Key Compensation Program Features

Key features of our executive compensation program and governance process include the following:

●

Performance-Based. A significant portion of the compensation of our named executive officers is delivered through a performance-based cash bonus plan and, beginning in 2014, performance-based equity awards.

●

Shareholder-aligned. Annual and long-term incentive awards are based on performance measures that are aligned with the creation of shareholder value, including relative shareholder return and stock price appreciation.

●	Market-based compensation. Our compensation program and targeted levels of pay are benchmarked against an appropriately-sized peer group.

●	No tax gross-ups. Our severance agreements do not provide for tax gross-ups.

●	Double-trigger severance provisions. Our severance agreements require both a change-in-control event and termination of employment before change-in-control severance benefits become payable.

●	No enhanced retirement benefits. We do not provide enhanced retirement benefits for executives.

●	Stock ownership. Our executive officers and directors are required to have meaningful stock ownership in the Company.

●	No repricing or backdating of stock options. Our 2007 LTIP prohibits the repricing or backdating of stock options.

●	No hedging or pledging of Company stock. Our insider trading policies prohibit certain transactions involving our stock, including hedging and pledging.

●	No excessive risk. Our compensation program does not motivate executives to engage in excessive or inappropriate risk.

●	Independent compensation consultant. The Compensation Committee retains an independent advisor who reports directly to the Committee.

2013 Business Highlights

In 2013 the company encountered and overcame many challenges across a broad spectrum of issues. These issues included operational, technical, financial, regulatory and social issues. In almost every area that we had a direct impact, the Company was successful; in a number of areas we were particularly successful – regulatory and financial as examples. In some areas, safety and production, we were not as successful as planned. It’s our belief, that in many areas critical to the success of the Company, we exceeded expectations by a significant measure, including:

●	Drilled a successful well in Albacora in December 2013
●	Onshore Block XXIII moving well locations without additional permitting to conform to seismic data
●	Accelerated Block Z-1 exploration by moving permitted platforms to new locations
●	Management of Peruvian tax audits
●	Compliance with all marine regulations - Flag State and Class
●	Implementation and maintenance of ISO for Marine and E&P
●	Recognition for the second year in a row by Peru 2021 as a Socially Responsible Company in Peru
●	Reduced general and administrative expenses across spectrum of activities
●	Restructuring of debt in May to insure covenant compliance and release of available cash
●	Negotiation of reduced costs for loan restructurings
●	Successful restructuring of debt in September with the issuance of $143.8 million of Convertible Notes due 2017 offering and the repurchase of $85.0 million Convertible Notes due 2015
●	Successful placement of energy/operating insurance package and director and officer liability insurance
●	Final settlement and closing of the SUPE case
●	50% reserve replacement in 2013
●	Increased oil reserves in Albacora

Elements of Compensation

The Company’s executive compensation program consists of the following components: base salary, cash bonus, long-term incentives pursuant to the 2007 LTIP, and limited perquisites and standard employee benefits.  Each component of the compensation program serves a particular purpose.  Base salary is designed to reward current and past performance, and may be adjusted from time to time to realign salaries with market levels.  Cash bonuses are granted to reward individual contributions and superior job performance.  Grants of long-term incentives are designed to reward performance and to tie a portion of each executive’s compensation to long-term future performance and encourage retention. Awards of equity based compensation in 2013 were a combination of restricted stock awards that vest in full on the second anniversary of the date of grant and stock option awards that vest in three equal annual installments beginning on the first anniversary of the date of grant. In addition, executives have limited perquisites and participate in the benefit plans and programs that are generally available to all employees of the Company.

Role of the Compensation Committee

The Compensation Committee is responsible for administering our executive compensation program. The Compensation Committee conducts an annual review of our executive compensation program to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. The Compensation Committee also reviews market trends and changes in competitive compensation practices. Based on its review and assessment, the Compensation Committee from time to time recommends changes in our executive compensation program to our Board of Directors.

In setting, reviewing, and adjusting the levels and amount of compensation for our executive officers, the Compensation Committee considers a number of factors, including both external factors such as market conditions, as well as other factors that are not readily measured by performance goals. Such factors include: the specific expertise, capabilities, and potential of the individual; our perception of market compensation conditions and the amounts required to attract and retain capable executives; and our experience in attracting and retaining executives with similar responsibilities.

Role of Executive Officers

Board meetings involving consideration of compensation adjustments and awards for executive officers typically have included, for all or a portion of each meeting, not only the Board members but also our Chief Executive Officer.  For compensation decisions relating to executive officers other than our Chief Executive Officer, the Compensation Committee reviewed its recommended compensation adjustments for 2013 with the Chief Executive Officer before presenting them to the Board and made adjustments as it deemed appropriate based upon this review.  The Board of Directors then considered the recommendations from the Compensation Committee and approved the 2013 salary adjustments for executive officers as presented. The role of executive officers in the 2014 compensation process was similar when the Compensation Committee made a determination with regard to 2014 base salary adjustments and bonus and equity compensation for 2013 performance in February of 2014.

Role of the Compensation Consultants

Since 2009, the Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant.  Meridian is an independent compensation consulting firm and does not provide any other services to the Company outside of matters pertaining to executive and director compensation and related corporate governance matters. Meridian reports directly to the Compensation Committee, which is the sole party responsible for determining the scope of services performed by Meridian, the directions given to Meridian regarding the performance of those services, and the approval of the payment of invoices for those services.

Services performed by Meridian for the Compensation Committee during 2013 included preparation of competitive benchmarking reviews regarding the executive and director compensation, evaluation of proposed compensation programs or changes to existing programs, information on current trends in executive compensation, and updates regarding applicable legislative and governance activity.

The Compensation Committee determined that the services provided by Meridian to the Compensation Committee during 2013 did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of Meridian under the six independence factors adopted by the SEC and incorporated into the NYSE Corporate Governance Listing Standards. In making this assessment, the Compensation Committee also considered Meridian’s written correspondence to the Compensation Committee that affirmed the independence of Meridian and the partners, consultants and employees who provide services to the Compensation Committee on executive and director compensation matters.

Compensation Benchmarking

To assist in the Compensation Committee’s determination of the 2013 target compensation for our executives, Meridian prepared a benchmarking study (“Meridian Study”) to assess the competitiveness of the executives’ pay. The benchmarking review included analysis of each element of target total compensation (base salary, annual incentive plan amounts, total cash compensation and long-term incentives), and in total, relative to similarly situated employees among the following companies:

Abraxas Petroleum Corporation	Gastar Exploration Ltd.
Approach Resources Inc.	GMX Resources Inc.
Callon Petroleum Corp.	Goodrich Petroleum Corp.
Crimson Exploration Inc.	Gulfport Energy Corp.
Contango Oil & Gas Co.	Petroquest Energy Inc.

The companies that comprise peer group used as sources of data for the Meridian Study were selected based on several factors, including: financial and operational metrics specific to the exploration and production industry (e.g., assets, revenues, market capitalization, production and reserves); scope of operations—international operations (when possible); and the availability of market compensation data.

The primary sources of data in the Meridian Study were the peer companies’ public disclosures (proxy statements and Form 4 filings). Each of the ten peer companies disclosed compensation data for their respective Chief Executive Officers and Chief Financial Officers. However, only two and three peer companies disclosed compensation data on the positions of Chief Operating Officers and Chief Legal, Commercial or Administrative Officer positions, respectively. Therefore, in each case, the Meridian Study also included a broader category of survey data that were derived from a proprietary Meridian survey of small to midsize exploration and production companies taken in the fall of 2012. The Compensation Committee believes the data provided in the Meridian Study offer a credible basis for assessing the competitiveness of the compensation of the Company’s top executives.

The Compensation Committee considered the data from the 2013 Meridian Study in making its executive compensation decisions for 2013, as discussed further below.

“Say on Pay” Shareholder Advisory Vote

In 2011, the Company held its first shareholder advisory vote on the compensation paid to our named executive officers in 2010 and the compensation decisions made for 2011, which resulted in 98.9% of votes cast approving such compensation.  The Compensation Committee considered many factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Compensation Committee’s assessment of the interaction of our compensation programs with our corporate business objectives and review of data of our peer group, each of which is evaluated in the context of the Compensation Committee’s duty to act in what is determined to be in the shareholders’ best interests. While each of these factors bore on the Compensation Committee’s decisions regarding the named executive officer’s compensation, the Compensation Committee did not make any material changes to our executive compensation program and policies as a result of the 2011 “say on pay” advisory vote. Given the support shareholders expressed in 2011 for the Company’s executive compensation programs, the Compensation Committee elected not to make any adjustments to 2011 compensation determinations made in March 2011 and to generally apply the same principles in determining the types and amounts of compensation to be paid to our named executive officers in 2012.  As recommended by our Board, shareholders expressed their preference for a three year advisory vote on executive compensation.  In light of the results on the 2011 advisory vote on the frequency of future advisory votes on compensation of our named executive officers, and consistent with the Board’s recommendation, the Board determined that the Company would hold a say on pay advisory vote every three years until the next shareholder vote regarding the frequency of the say on pay vote to be held at the 2014 annual meeting, or the Board otherwise determined that a different frequency for such advisory vote is in the best interest of the Company.

In December 2013, the Board reviewed the frequency of the Company’s say on pay advisory vote and determined it was in the best interest of the Company to revise the frequency to put the say on pay advisory vote to the shareholders on an annual basis. The Company has included a proposal on the frequency on say on pay in this proxy statement for the 2014 annual meeting. See “Proposal Four - Recommendation, by Non-Binding Vote, on the Frequency of Advisory Vote on Compensation of Our Named Executive Officers” in this proxy statement.

Overview of Compensation of Named Executive Officers in 2013

Each year, the Board and Compensation Committee review total compensation and its various components.  In setting the mix of the various components of compensation in 2013, the Compensation Committee took into consideration a number of factors. These factors included the Company’s current position as an emerging exploration company with operations in Peru; the Company’s prior year performance and current year business strategy; and the competitive position of total compensation and each element of compensation relative to our peer group and the broader survey group. The Committee also made adjustments where it deemed necessary to better reflect specific roles, individual performance and personal growth, and the Company’s overall performance. In 2013, the Compensation Committee recommended, and the Board approved, gradual upward adjustments to each named executive officer’s target total compensation toward benchmark median levels. This was accomplished through increases in each named executive officer’s base salary, target bonus opportunity and target long-term incentive compensation. Actual amounts paid and value of awards received may be higher or lower than the target total compensation depending on the Company’s and individual’s performance.

Base Salary.   In determining the recommendations for the appropriate level of base salary compensation for each executive officer within the targeted compensation range, the Compensation Committee considered the executive’s position and current compensation (both individually and relative to other executive officers in the Company), the executive’s performance and contributions as they relate to the Company’s goals, objectives and strategic business plan, and benchmark compensation data provided in the 2013 Meridian Study.

Annual Cash Bonus Plan.  Based on recommendations from Meridian, the Compensation Committee replaced our previous annual cash bonus program with a new annual incentive cash bonus plan effective for bonus awards for fiscal year 2012 performance. The new annual cash bonus plan is based on a balanced scorecard approach used to measure the Company’s overall performance. The specific objectives of our annual cash bonus plan are to:

●	Support a culture of pay and performance;
●	Help achieve intended outcome of alignment of pay and performance and facilitate discretion; and
●	Communicate bonus objectives and track performance achievement.

Each year, the Compensation Committee selects annual performance measures and threshold, target and maximum goals with respect to those performance measures. In addition, the Compensation Committee sets each named executive officer’s target bonus opportunity, which is expressed as a percentage of base salary (see page 22 for each named executive officer’s target bonus opportunity). The percentage of target bonus opportunity earned each year is based upon achievement against performance goals. Each named executive officer will earn 200% of target bonus opportunity at maximum performance, 100% of target bonus opportunity at target performance and 50% of target bonus opportunity at threshold performance.

For the 2013 annual cash bonus plan, the Compensation Committee selected the following performance categories, the related performance measures and the weight of each performance measure or category, as applicable:

●	Health, safety and environment initiatives related to lost time incident frequency (10%)
●	Financial objectives for operating cash flow (15%)
●	Operational objectives for annual average daily oil production (15%)
●	Projects for successful start-up of the CX-15 platform (20%) and Block Z-1 farm-out (10%)
●

Other key objectives relating to joint venture opportunities and integration, seismic data acquisition, permitting, regulatory compliance, capital management, operating costs, improved operations, total shareholder return, risk management, reserve growth, human resources planning, succession planning and leadership development (30%)

Long-Term Incentive Compensation.  Our executive officers are eligible to receive awards under the Company’s 2007 LTIP.  The 2007 LTIP permits the Board of Directors to award eligible employees (including our named executive officers) with incentive-based and non-incentive-based compensation, including incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock grants, stock grants and performance shares.  Awards to executive officers under the Company’s long-term incentive plans have generally consisted of restricted stock grants, incentive options or a combination thereof.  Under the 2007 LTIP, the maximum number of shares of stock of the Company that may be subject to incentives, including without limitation incentive options, is 8.0 million shares, and such shares are reserved at all times until issued.  As of December 31, 2013, there were approximately 1.5 million shares available to be granted to the Company’s executive officers, employees, consultants and the employees of certain of the Company’s affiliates under the 2007 LTIP.

In determining the recommendation for the long-term incentive component of our executive officers’ compensation for 2013, the Compensation Committee reviewed the equity compensation of each executive officer in comparison to benchmark compensation data provided in the Meridian Study.  The Committee also considered the Company’s current position as an emerging exploration company operating in Peru. This entails higher risks (such as uncertain production results and related revenues) that are typically greater than those risks faced by more seasoned, revenue-generating companies included in the peer group.

The Compensation Committee awarded equity awards to named executive officers in 2013 through a mix of approximately equal in value to 52% stock option awards and 48% restricted stock awards. Equity awards were based on the value of the equity grants on the day of the grant, March 1, 2013. The Compensation Committee assigned a dollar value to each element of the long-term incentive awards and determined the number of restricted shares and stock options based on the closing price ($2.72 per share) and the Black-Scholes option value ($1.78 per share) on the date of the grant, respectively.  The restricted stock awards vest in full on the second anniversary of the date of grant. The stock options have a term of ten years and vest in three annual installments commencing on the first anniversary of the date of grant.

Perquisites.  We generally limit the perquisites we make available to our executive officers.  Perquisites to executive officers in 2013 consist only of club membership fees, which are related to business purposes.

Other Compensation.  Executive officers are eligible to participate in all of our employee benefit plans, such as a medical, dental and life insurance plan with 80% of the premium paid by the Company, the Employee Stock Purchase Plan, and a 401(k) plan with Company matching contributions up to 5% of the employee’s salary, in each case on the same basis as other Company employees.

Compensation of Our Named Executive Officers in 2013

2013 Executive Total Compensation Mix

The following charts show the mix of target cash compensation and non-cash compensation of our Chief Executive Officer and the other named executive officers. The actual bonus amount paid is based on a scorecard defining our performance metrics to be achieved and is variable based on our performance. Long-term incentives (LTI) consist of restricted stock awards with restrictive cliff vesting of 100% two years after the effective date of grant and stock options that vest in three annual installments commencing on the first anniversary of the effective date of grant. As the following chart illustrates, the guaranteed pay (base salary) for our Chief Executive Officer was 26% of his potential compensation and approximately 74% was at risk pay (annual cash bonus, restricted stock awards and stock options) that was dependent on the achievement of performance targets or appreciation in the value of our shares. The guaranteed pay of our other named executive officers was approximately 27% of their potential compensation and approximately 73% was at risk pay.

The following discussion describes the compensation paid to or earned by each of our named executive officers during 2013. In establishing 2013 compensation levels for our named executive officers, the Compensation Committee relied on the philosophy, objectives and procedures set forth above in this Compensation Discussion and Analysis.

Manuel Pablo Zúñiga-Pflücker

Chief Executive Officer, President and Director

The Compensation Committee determined a significant adjustment in Mr. Zúñiga-Pflücker’s total target compensation for 2013 was appropriate to better align with competitive market practices. Therefore the Committee increased his target total compensation by approximately 22% from his target total compensation for 2012. Specifically, the Compensation Committee took the following actions with respect to Mr. Zúñiga-Pflücker’s compensation in 2013:

●	Base Salary. The Compensation Committee increased Mr. Zúñiga-Pflücker’s base salary by 6.7%, from $450,000 in 2012 to $480,000, effective March 1, 2013.

●

Annual Cash Bonus. Mr. Zúñiga-Pflücker’s target bonus for fiscal year 2012 performance was 88% of his 2012 base salary or $396,000. Based on its review of Company performance under the scorecard for fiscal year 2012, the Compensation Committee awarded Mr. Zúñiga-Pflücker a cash bonus of $317,000 in March 2013. The Compensation Committee increased Mr. Zúñiga-Pflücker’s target bonus opportunity to 90% of his 2013 base salary or $432,000. Based on its review of Company performance under the scorecard for fiscal year 2013, the Compensation Committee awarded Mr. Zúñiga-Pflücker a cash bonus of $259,200 in 2014 for 2013 performance.

●

Long-Term Incentive Compensation. Based on its review of competitive data, Company performance and individual performance, the Compensation Committee awarded Mr. Zúñiga-Pflücker a grant of stock options for 272,912 shares of common stock and 163,235 shares of restricted stock. The long-term incentive grant value for Mr. Zúñiga-Pflücker was targeted at 193% of base salary.

●

Total Target Compensation. Mr. Zúñiga-Pflücker’s target total compensation (i.e., the sum of base salary, target cash bonus opportunity for fiscal year 2013 performance and target long-term incentive compensation awarded) for 2013 was approximately 10% below the 50th percentile of peer group benchmark levels and approximately 1.3% below the 25th percentile of the survey group benchmark levels.

Richard Spies

Chief Operating Officer

In determining the compensation for Mr. Spies, the Compensation Committee took into consideration the significant adjustments to his compensation made in 2012 and the competitive position of his target total compensation relative to market benchmarks. Based on these considerations, the Committee determined it would be appropriate to increase Mr. Spies’ target total compensation by approximately 6% in comparison to the prior year. Specifically, the Compensation Committee took the following actions with respect to Mr. Spies’ compensation for 2013:

●	Base Salary. For 2013, the Compensation Committee increased Mr. Spies’ base salary by 2.7%, from $375,000 in 2012 to $385,000, effective March 1, 2013.

●

Annual Cash Bonus. Mr. Spies’ target bonus for fiscal year 2012 performance was 80% of his 2012 base salary or $300,000. Based on its review of Company performance under the scorecard for fiscal year 2012, the Compensation Committee awarded Mr. Spies a cash bonus of $240,000 in March 2013. The Compensation Committee decided to keep Mr. Spies’ target bonus opportunity for 2013 at 80% of his 2013 base salary or $308,000.

●

Long-Term Incentive Compensation. Based on its review of competitive data, Company performance and individual performance, the Compensation Committee awarded Mr. Spies a grant of stock options for 207,066 shares of common stock and 123,851 shares of restricted stock. The long-term incentive grant value for Mr. Spies was targeted at 183% of base salary.

●	Total Target Compensation for 2013. Mr. Spies’ target total compensation for 2013 was approximately 15% above the 50th percentile of the survey group total compensation.

●	Note, Mr. Spies resigned as our Chief Operating Officer effective November 1, 2013.

Richard S. Menniti

Chief Financial Officer

In determining the compensation for Mr. Menniti, the Compensation Committee took into consideration that his compensation in 2012 was significantly lower than his peers, based primarily on his relatively short tenure in the Chief Financial Officer role. Based on Mr. Menniti’s performance, the Compensation Committee adjusted Mr. Menniti’s total target compensation for 2013 upwards by approximately 18% from his total target compensation for 2012 to align his compensation range more closely to that of the chief financial officers of our peer group companies. The Compensation Committee took the following actions with respect to Mr. Menitti’s compensation in 2013:

●	Base Salary. For 2013, the Compensation Committee increased Mr. Menniti’s base salary by 9.1%, from $275,000 in 2012 to $300,000, effective March 1, 2013.

●

Annual Cash Bonus. Mr. Menniti’s target bonus for fiscal year 2012 performance was 75% of his 2012 base salary or $206,250. Based on its review of Company performance under the scorecard for fiscal year 2012, the Compensation Committee awarded Mr. Menniti a cash bonus of $165,000 in March 2013. The Compensation Committee decided to keep Mr. Menniti’s target bonus opportunity for 2013 at 75% of his 2013 base salary or $225,000. Based on its review of Company performance under the scorecard for fiscal year 2013, the Compensation Committee awarded Mr. Menniti a cash bonus of $157,500 in 2014 for 2013 performance.

●

Long-Term Incentive Compensation. Based on its review of competitive data, Company performance and individual performance, the Compensation Committee awarded Mr. Menniti a grant of stock options for 161,350 shares of common stock and 96,507 shares of restricted stock. The long-term incentive grant value for Mr. Menniti was targeted at 183% of base salary.

●

Total Target Compensation for 2013. Mr. Menniti’s target total compensation for 2013 was less than 2% above the 50th percentile of compensation peer group benchmark levels and approximately 12% below the 50th percentile of the broader survey group benchmark levels.

J. Durkin Ledgard

Chief Legal, Administrative & Commercial Officer

In determining the compensation for Mr. Ledgard, the Compensation Committee took into consideration the broader and diverse duties he now manages in the Chief Legal, Administrative and Commercial Officer role and the compensation of his peer group executives. Based on Mr. Ledgard’s performance, the Compensation Committee adjusted Mr. Ledgard’s total target compensation for 2013 upwards by approximately 24% from his total target compensation for 2012. The Compensation Committee took the following actions with respect to Mr. Ledgard’s compensation in 2013:

●	Base Salary. For 2013, the Compensation Committee increased Mr. Ledgard’s base salary by 11.1%, from $270,000 in 2012 to $300,000, effective March 1, 2013.

●

Annual Cash Bonus. Mr. Ledgard’s target bonus for fiscal year 2012 performance was 75% of his 2012 base salary or $202,500. Based on its review of Company performance under the scorecard for fiscal year 2012, the Compensation Committee awarded Mr. Ledgard a cash bonus of $162,000 in March 2013. The Compensation Committee reviewed Mr. Ledgard’s target bonus opportunity and determined it was appropriate to keep his target bonus opportunity for fiscal year 2013 performance at 75% of his 2013 base salary or $225,000. Based on its review of Company performance under the scorecard for fiscal year 2013, the Compensation Committee awarded Mr. Ledgard a cash bonus of $157,500 in 2014 for 2013 performance.

●

Long-Term Incentive Compensation. Based on its review of competitive data, Company performance and individual performance, the Compensation Committee awarded Mr. Ledgard a grant of stock options for 161,350 shares of common stock and 96,507 shares of restricted stock. The long-term incentive grant value for Mr. Ledgard was targeted at 183% of base salary.

●	Total Target Compensation for 2013. Mr. Ledgard’s target total compensation for 2013 was approximately 11% above the 75th percentile of the survey group total compensation.

Compensation Actions for Named Executive Officers in 2014

The Compensation Committee made determinations with regard to 2014 base salary adjustments, bonus compensation for 2013 performance, target bonus for 2014 and equity award grants for executive officers in February 2014 using an updated study from Meridian to align executive compensation with industry peers, the criteria developed to reflect the 2013 business plan and scorecard performance metrics, and to support a culture of pay and performance.

Specifically, the Compensation Committee took the following actions with respect to the compensation of our named executive officers in February 2014:

Base Salary.  The Compensation Committee did not make any adjustments in 2014 to the base salaries of the Company’s named executive officers from the levels in 2013.

Annual Cash Bonus.  The Compensation Committee decided to keep the target bonus opportunity the same percentage of 2014 base salary as in 2013 for each of the Chief Executive Officer, Chief Financial Officer and Chief Legal, Administrative and Commercial Officer.

Long-Term Incentive Compensation.   Historically, long-term incentive compensation was delivered through stock options and time-vested restricted stock awards. In 2014, the Compensation Committee made changes to our long-term incentive strategy, including the introduction of performance share unit awards and a change in the mix of awards. Specifically, the Committee approved awards consisting of a combination of time-vested restricted stock units and performance share units. The objectives of the revised long-term incentive strategy and award structure are to:

●	Align our long-term incentive program with broader exploration and production practices;
●	Maintain strong alignment with shareholders;
●	Recognize the practical challenges of peer comparisons for the Company; and
●	Provide our executive officers with an enhanced opportunity for realizable compensation.

Restricted stock awards granted in February 2014 represent approximately 50% of the target total long-term incentive value for each named executive officer. The restricted stock awards granted by the Company to its executive officers vest 1/3 on each of the first, second and third anniversaries of the date of grant.

The remaining portion of the target total long-term incentive value for each named executive officer will be delivered through grants of performance share units (“PSUs”). The named executive officers will have the opportunity to earn a minimum of 0% to a maximum of 200% of the target number of PSUs granted based on BPZ’s stock price performance over a three-year performance period (from January 1, 2014 to December 31, 2016). Specifically, two types of PSUs were granted:

●

PSUs—Absolute Total Shareholder Return: One-half of the PSU awards will be based on the achievement of specific BPZ share price growth targets over a three-year performance period. If BPZ’s stock price declines during the performance period, the PSU award payouts will be 0% of the target number of PSUs granted.

●

PSUs—Relative Total Shareholder Return: One-half of the performance share units will be based on BPZ’s total share return relative to a selected peer group of companies over a three-year performance period. If absolute total shareholder return is negative over the performance period, PSU award payouts will be capped at 100% of the target number of PSUs granted, regardless of relative total shareholder return positioning.

Following the completion of the performance period, the Committee will certify the number of PSUs earned by each named executive officer based on the Company’s performance. Earned PSUs will be settled in shares of BPZ common stock, net of shares withheld for taxes.

Long-term equity incentives in a combination of restricted stock, relative performance stock units and absolute performance stock units were awarded to the executive officers in 2014 as follows:

		Relative Performance		Absolute Performance		Shares
Name	Date	Stock Units (#)		Stock Units (#)		Restricted Stock (#)
Manuel Pablo Zúñiga-Pflücker	February 2014	104,167	(1)	104,166	(2)	208,333	(3)

Richard S. Menniti	February 2014	60,764	(1)	60,764	(2)	121,528	(3)

J. Durkin Ledgard	February 2014	60,764	(1)	60,764	(2)	121,528	(3)

(1)  The relative performance stock units were granted by the Company to executive officers under the Company’s 2007 LTIP. The relative performance stock units were valued at $2.12 per unit using a Monte Carlo simulation model.

(2)  The absolute performance stock units were granted by the Company to executive officers under the Company’s 2007 LTIP. The absolute performance stock units were valued at $0.80 per unit using a Monte Carlo simulation model.

(3) The restricted stock awards were valued using the closing trading price of the Company’s Common Stock on the date of grant, February 20, 2014, by the Compensation Committee, $2.16 per share.

Additional details regarding the 2014 compensation actions for the named executive officers will be provided in our 2015 proxy statement disclosure.

Other Compensation Practices and Policies

Effect of Accounting and Tax Treatment.  Under the provisions of FASB ASC Topic 718, “Stock Compensation”, stock-based compensation cost is measured at the date of grant, based on the calculated fair value of the award, and is recognized as expense over the employee’s or non-employee’s service period, which is generally the vesting period of the equity grant.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to its CEO or any of the next three highest paid named executive officers, other than the Chief Financial Officer, subject to certain exceptions.

The Compensation Committee strives to provide our named executive officers with compensation packages that will preserve the deductibility of significant components of those packages for the Company to the extent reasonably practicable and to the extent consistent with its other compensation objectives. However, the Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring, determining and ultimately approving payment with respect to these compensation programs, even if the programs or such decisions may result in certain non-deductible compensation.

Timing Issues.  With the exception of significant promotions and new hires, we intend to review base salary, bonus and equity compensation awards annually following the availability of the financial and Company performance results for the prior year.  This timing enables us to consider prior year performance by the Company and our named executive officers and our expectations for the current year.  Grants to newly hired employees are effective on the latter of the employee’s first day of employment or upon approval of the grant by the Board of Directors.  The exercise price of stock options is the closing share price of our Common Stock on the date of grant.

Stock Ownership Guidelines.  In February 2013, the Board adopted stock ownership guidelines for certain executive officers and non-employee directors.  We believe that our stock ownership guidelines reinforce the alignment of the interests and actions of our executive officers and non-employee directors with the interests of our shareholders.

The stock ownership guidelines recommend each covered executive officer to achieve ownership of a number of qualifying shares with a market value equal to a multiple of the executive officer’s annual base salary (in effect upon the later of December 31, 2012 or the date he or she first becomes an executive officer), and each non-employee director to achieve ownership of a number of qualifying shares with a market value equal to a multiple of the director’s annual cash retainer  (in effect upon the later of December 31, 2013 or the date he or she first becomes a director), as follows:

Position	Multiple
Chief Executive Officer	5.0X annual base salary
Chief Financial Officer	3.0X annual base salary
Chief Legal, Administrative & Commercial Officer	3.0X annual base salary
Non-Employee Director	3.0X annual cash retainer

For purposes of these guidelines, qualifying shares include: (i) shares purchased in the open market, (ii) shares obtained through stock option exercises or share of restricted stock vested or unvested, or pursuant to any stock purchase plan offered by the Company, and (iii) shares beneficially owned in a partnership or in a trust or by a spouse and/or minor children.  A covered executive officer is recommended to achieve the stock ownership under the guidelines within the later of five years after adoption of the guidelines, or five years after first becoming a covered executive officer.

Individuals not meeting these guidelines, or in unique circumstances, who fail to show sustained progress toward meeting the ownership requirement, will be required to retain all stock obtained through the vesting or exercise of equity grants until the ownership requirement is met.  In addition, such individual may be subject to a reduction in future long term incentive equity grants and/or payment of future annual and/or long term cash incentive payouts in the form of stock.

In addition, under the terms of the 2007 LTIP, in any given year, no individual may receive incentives covering more than 20% of the aggregate number of shares which may be issued pursuant to the 2007 LTIP.  Except as may otherwise be permitted by the Tax Code, the amount of options granted to an individual during one calendar year that may qualify as incentive stock options is limited, such that at the time the incentive options are granted, the fair market value (based on the closing sale price for a share of Common Stock on the established stock exchange on which the stock is listed on the applicable date, and if shares are not traded on such day, on the next preceding trading date) of the stock covered by incentive options first exercisable by such individual in any calendar year may not, in the aggregate, exceed $100,000.  Any options granted over such amount will be treated as non-qualified stock options for tax purposes.  The maximum performance-based incentive payment to any one individual during one performance period is 20% of the aggregate number of shares that may be issued pursuant to the 2007 LTIP, or if paid in cash, that number of shares multiplied by the fair market value of the stock as of the date the incentive is granted.

Basis for Allocation between LTIP Incentives.  Our 2007 LTIP expressly provides for incentives to be granted to 2007 LTIP participants in the form of any one or a combination of (a) incentive options (or other statutory stock options); (b) non-statutory stock options; (c) stock appreciation rights; (d) restricted stock grants; (e) performance shares; (f) stock grants; and (g) other stock-based incentives.  Given the change in the accounting treatment for stock options changed as a result of FASB ASC Topic 718, we have concluded that granting shares of restricted stock to employees, particularly our executive officers, would provide an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution.

Exercise of Discretion.  Pursuant to the 2007 LTIP, the Compensation Committee retains discretion in limited circumstances in connection with the payment of performance based compensation in cases where the defined performance goals have not been met.  The Compensation Committee also retains discretion to accelerate the vesting of unvested incentives upon an individual’s termination of employment with the Company.

Adjustment or Recovery of Awards upon Restatement of Company Performance.  In February 2014, the Board adopted a formal clawback policy with respect to whether executive officers are required to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment.  If the Compensation Committee determines that an officer subject to Section 16(b) of the Exchange Act knew or should have known of the fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of the Company’s financial results in order to comply with federal securities laws, the Committee will review all performance-based compensation awarded to or earned by all Section 16(b) officers where the performance measurement period for such compensation includes any fiscal period(s) affected by the restatement. If the Compensation Committee determines, in its reasonable discretion based upon objective evidence that any such performance-based compensation would not have been paid or would have been at a lower amount had it been based on the restated financial results it will make a recommendation to the Board on recoupment of such performance-based compensation of all such officers who knew or should have known of the fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of the Company’s financial results and failed to act or has engaged in fraud, willful misconduct or gross negligence that directly caused or otherwise directly contributed to the need for a material restatement of the Company’s financial results. The Board will review the recommendation of the Compensation Committee and may within 12 months of such restatement, to the extent permitted by applicable law, seek recoupment from such officers of the portion of such performance-based compensation that is greater than what would have been awarded or earned had such compensation been calculated on the basis of the restated financial results, or such other amount as it deems reasonable under the circumstances and in the best interest of the Company.

An act or omission will not be considered to constitute gross negligence or willful misconduct if the person in good faith relied upon the advice of the Company’s external accountants or legal counsel. The policy also does not apply to restatements that the Board determines are required or permitted under generally accepted accounting principles in connection with the adoption or implementation of a new accounting standard or caused by the Company’s decision to change its accounting practice as permitted by applicable law.

In addition under the 2007 LTIP, in determining the actual size of performance-based incentives, the Compensation Committee may reduce or eliminate the amount of the performance-based incentives earned over the relevant period, if, in its sole and absolute discretion, such reduction or elimination is appropriate.

Anti-Hedging and Anti-Pledging Policy. Under a new policy adopted in December 2013, executive officers, directors and all other employees are prohibited from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock or debt, including any prepaid forward contracts, options, puts, calls, equity swaps, collars, other derivative instruments, or any similar type of financial transaction. Our executive officers, directors and all other employs are also prohibited from engaging in short sales related to our common stock. We also prohibit our executive officers and directors from pledging our common stock.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management.  Based on the Compensation Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.

Stephen C. Beasley — Chairman of the Compensation Committee	Stephen R. Brand
Jerelyn Eagan

Summary Compensation Table

The following table sets forth the compensation for services in all capacities to the Company for the fiscal year ended December 31, 2013 of the Company’s “named executive officers.”  The “named executive officers” include our principal executive officer, principal financial officer, and the two most highly compensated persons serving as executive officers at the end of fiscal year 2013.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (4) (5)	Option Awards (4) (5)	Non-Equity Incentive Plan Compensation (7)		All Other Compensation (6)	Total

Manuel Pablo Zúñiga-Pflücker	2013	$475,000	$—	$444,000	$485,800	$576,200	(8)	$13,200	$1,994,200
President, Chief Executive	2012	436,500	316,800	315,000	320,100	—		22,300	1,410,700
Officer and Director	2011	396,000	230,000	143,900	278,300	—		20,800	1,069,000

Richard Spies (1)	2013	319,200	—	336,900	368,600	240,000		10,600	1,275,300
Chief Operating Officer	2012	346,300	125,000	591,700	316,800	—		18,200	1,398,000
	2011	260,000	60,100	346,200	75,800	—		14,300	756,400

Richard S. Menniti (2)	2013	295,800	—	262,500	287,200	322,500	(8)	12,800	1,180,800
Chief Financial Officer	2012	266,300	150,200	484,500	207,900	—		15,400	1,124,300
	2011	208,800	15,800	67,700	130,900	—		11,700	434,900

J. Durkin Ledgard (3)	2013	295,000	—	262,500	287,200	319,500	(8)	12,800	1,177,000
Chief Legal, Administrative &	2012	262,500	163,500	469,700	192,700	—		13,900	1,102,300
Commercial Officer	2011	240,000	122,400	503,000	141,600	—		13,300	1,020,300

(1)	Mr. Spies resigned as Chief Operating Officer of the Company effective November 1, 2013.

(2)	Mr. Menniti was appointed interim Chief Financial Officer effective July 1, 2011, and Chief Financial Officer effective August 16, 2011.

(3)	Mr. Ledgard was appointed Chief Legal, Administrative and Commercial Officer effective February 3, 2011.

(4)	All stock awards and options reported under these columns were issued under the 2007 LTIP.

(5)

The amounts reflect the aggregate grant date fair value of the awards granted in 2013, 2012 and 2011, respectively, calculated in accordance with FASB ASC Topic 718, “Stock Compensation”.  The discussion of the assumptions used in calculating these values can be found in Notes 1 and 12 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the years ended December 31, 2013, 2012 and 2011, respectively, filed with the SEC.

(6)	The amounts for 2013 include:

(a)	Club membership dues for 2013 on behalf of Mr. Zúñiga-Pflücker — $400.

(b)

The Company’s matching contributions for 2013 under the Company’s 401(k) and Retirement Savings Plan, a defined contribution plan, on behalf of Mr. Zúñiga-Pflücker — $12,800; Mr. Spies — $10,600; Mr. Menniti — $12,800; and Mr. Ledgard  — $12,800.

(7)	The amounts reflect the actual cash bonus received under the annual cash bonus program.

(8)

The bonus amount includes bonus paid in 2013 for 2012 performance and bonus paid in 2014 for 2013 performance.  As we have shifted our annual cash bonus program to a scorecard based bonus program that is more formulaic and less discretionary, beginning this year and in successive years we will report bonus amounts in the year of the performance period earned.  Therefore, the 2013 amount includes bonus amounts for two years’ performance. For further information, see “-- Compensation of our Named Executive Officers in 2013.”

2013 Grants of Plan-Based Awards

The following table sets forth certain information with respect to each grant of an award made to a named executive officer in 2013 under our plans.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold	Target	Maximum	or Units(1)	Options(2)	Awards(3)	Awards (4)
Manuel Pablo Zúñiga-	3/1/2013	$—	$—	$—	—	272,912	$2.72	$485,800
Pflücker	3/1/2013	—	—	—	163,235	—	—	444,000

Richard Spies	3/1/2013	—	—	—	—	207,066	2.72	368,600
	3/1/2013	—	—	—	123,851	—	—	336,900

Richard S. Menniti	3/1/2013	—	—	—	—	161,350	2.72	287,200
	3/1/2013	—	—	—	96,507	—	—	262,500

J. Durkin Ledgard	3/1/2013	—	—	—	—	161,350	2.72	287,200
	3/1/2013	—	—	—	96,507	—	—	262,500

(1)

The March 1, 2013 stock awards granted to the named executive officers for 2013 vest at the second anniversary following the grant date.  All stock awards values are based on the closing market price on the date of Board approval of the grant.

(2)	All stock option awards granted to the named individuals for 2013 vest in equal annual installments over three years following the grant date.

(3)	The exercise price is the closing price of the Company’s Common Stock on the date of Board approval of the grant.

(4)

The fair value of BPZ’s stock options is computed using the Black-Scholes valuation model.  The fair value of BPZ’s stock awards is calculated in accordance with FASB ASC Topic 718, “Stock Compensation” and is, in part, based on the market price of BPZ Common Stock on the date of the Board approval of the grant. The grant date fair value of the stock options granted on March 1, 2013 was $1.78 per share.  The discussion of the assumptions used in calculating these values can be found in Notes 1 and 12 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

 Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information regarding unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2013.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)(1)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Manuel Pablo	500,000	—	—	11.88	12/20/2017	(3)	78,750	143,300	(14)	—	—
Zúñiga-Pflücker	50,000	—	—	25.53	6/20/2018	(4)	163,235	297,100	(16)	—	—
	114,750	—	—	5.27	7/1/2019	(5)	—	—		—	—
	133,200	—	—	4.80	7/1/2020	(6)	—	—		—	—
	44,822	22,411	—	6.42	3/1/2021	(7)	—	—		—	—
	42,683	85,366	—	4.00	4/1/2022	(8)	—	—		—	—
	—	272,912	—	2.72	3/1/2023	(13)

Richard Spies	60,000	—	—	4.02	8/12/2020	(9)	—	—		—	—
	12,206	—	—	6.42	3/1/2021	(7)	—	—		—	—
	42,238	—	—	4.00	4/1/2022	(8)	—	—		—	—

Richard S. Menniti	25,000	—	—	4.20	9/16/2020	(10)	51,133	93,100	(14)	—	—
	2,137	1,069	—	6.42	3/1/2021	(7)	100,000	182,000	(15)	—	—
	40,000	20,000	—	3.04	8/25/2021	(11)	96,507	175,600	(16)	—	—
	27,714	55,429	—	4.00	4/1/2022	(8)	—	—		—	—
	—	161,350	—	2.72	3/1/2023	(13)	—	—

J. Durkin Ledgard	75,000	—		10.39	10/18/2017	(12)	47,414	86,300	(14)	—	—
	15,000	—	—	25.53	6/20/2018	(4)	100,000	182,000	(15)	—	—
	39,350	—	—	5.27	7/1/2019	(5)	96,507	175,600	(16)	—	—
	48,330	—	—	4.80	7/1/2020	(6)	—	—		—	—
	22,796	11,399	—	6.42	3/1/2021	(7)	—	—		—	—
	25,699	57,397	—	4.00	4/1/2022	(8)	—	—		—	—
	—	161,350		2.72	3/1/2023	(13)	—	—		—	—

(1)	Option exercise price is the closing price of BPZ Common Stock on the date of Board approval of the grant.

(2)	The market or payout value is computed using the closing price of $1.82 of BPZ Common Stock at December 31, 2013.

(3)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, January 1, 2008.

(4)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, July 1, 2008.

(5)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, July 1, 2009.

(6)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, July 1, 2010.

(7)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, March 1, 2011.

(8)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, April 1, 2012.

(9)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, August 12, 2010.

(10)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, September 16, 2010.

(11)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, August 25, 2011.

(12)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, October 18, 2007.

(13)	Options vest in three equal annual installments beginning on the first anniversary of the effective date of grant, March 1, 2013.

(14)	Restricted stock award vests on the second anniversary of the effective date of grant, April 1, 2012.

(15)	Restricted stock award vests on the third anniversary of the effective date of grant, October 12, 2012.

(16)	Restricted stock award vests on the second anniversary of the effective date of grant, March 1, 2013.

Option Exercises and Stock Vested

The following table sets forth information regarding exercise of stock options and vesting of restricted stock for each of the named executive officers during 2013.  There were no exercises of stock options by our named executive officers in 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Manuel Pablo Zúñiga-Pflücker (1)	22,411	$61,000

Richard Spies (2)	56,103	147,100

Richard S. Menniti (3)	21,069	50,700

J. Durkin Ledgard (4)	81,398	213,700

(1)

Represents the vesting of restricted shares whose Board approval was on March 1, 2011 with an effective grant date of March 1, 2011.  The restricted stock awards vested on March 1, 2013, the second anniversary from the date of grant.

(2)

Represents the vesting of 6,103 restricted shares whose Board approval was on March 1, 2011 with an effective grant date of March 1, 2011.  The restricted stock awards vested on March 1, 2013, the second anniversary from the date of grant. Also represents the vesting of 50,000 restricted shares whose Board approval was on March 14, 2011 with an effective date of grant of March 14, 2011. The restricted stock awards vested on March 14, 2013, the second anniversary of the date of grant.

(3)

Represents the vesting of 1,069 restricted shares whose Board approval was on March 1, 2011 with an effective grant date of March 1, 2011.  The restricted stock awards vested on March 1, 2013, the second anniversary from the date of grant. Also, represents the vesting of 20,000 restricted shares whose Board approval was on August 25, 2011 with an effective grant date of August 25, 2011. The restricted stock awards vested on August 25, 2013, the second anniversary from the date of grant.

(4)

Represents the vesting of 11,398 restricted shares whose Board approval was on March 1, 2011 with an effective grant date of March 1, 2011. The restricted stock awards vested on March 1, 2013, the second anniversary from the date of grant. Also, represents the vesting of 70,000 restricted shares whose Board approval was on March 14, 2011 with an effective date of grant of March 14, 2011. The restricted stock awards vested on March 14, 2013, the second anniversary from the date of grant.

Employment Agreements, Termination of Employment and Change in Control Arrangements

We have severance agreements in place with our current executive officers.  The severance agreements are in place through October 2014 and are automatically extended for one year periods unless written notice is received in accordance with the terms of the severance agreements. The severance agreements provide for certain payments and benefits upon termination of employment as follows:

Termination for any reason:

If the executive officer is terminated for any reason, other than described below, the executive offer is entitled to receive: (1) their unpaid base salary and unpaid accrued vacation through the date of termination; (2) any vested, but not forfeited amounts or benefits earned under the Company’s employee benefits programs, policies or award agreements; and (3) continued coverage under certain insurance policies.

Death or disability

If the executive officer is terminated due to death or disability, the executive offer is entitled to receive the benefits mentioned above and their annual bonus or incentive compensation prorated through the termination date.

Involuntary termination without cause or voluntary resignation with good cause

If the Company’s Chief Executive Officer is terminated due to involuntary termination without cause or voluntary resignation by the executive for good cause, he is entitled to receive the benefits mentioned above and: (1) his base salary will continue twenty-four months during the severance period, and will be paid in equal installments in accordance with the Company’s normal payroll practices; (2) an amount equal to an average of the annual bonuses paid for the two calendar years preceding the year of termination of employment, multiplied by 2.0, payable in a single lump sum payment within 90 days following termination; and (3) career transition services for 6 months.

If the Company’s other executive officers are terminated due to involuntary termination without cause or voluntary resignation by the executive for good cause, they are entitled to receive the benefits mentioned above and: (1) their base salary will continue eighteen months during the severance period, and will be paid in equal installments in accordance with the Company’s normal payroll practices; (2) an amount equal to an average of the annual bonuses paid for the two calendar years preceding the year of termination of employment, multiplied by 1.5, payable in a single lump sum payment within 90 days following termination; and (3) career transition services for 6 months.

Certain Breaches

Under the terms of the severance agreements, each of the executive officers agree to (i) hold confidential information of the Company confidential during the term of the agreement and thereafter, unless authorized by the Company in writing, (ii) not to remove any property of the Company without the prior written consent of the Chief Legal, Administrative & Commercial Officer, (iii) a non-compete provision during the term of the agreement and for twelve months thereafter with respect to persons or entities in competition with the Company in the oil and gas exploration and production industry in Peru, (iv) not to solicit or assist any third party to solicit certain employees and independent contractors of the Company during the term of the agreement and for twelve months thereafter, and (iv) not disparage the Company, its affiliates, and their respective officers and directors during the executive’s service period and thereafter.  If an executive breaches or threatens to breach any of these agreements, the executive’s participation in any accrued benefits under the Company’s benefit plans may be discontinued or forfeited, in addition to any other rights or remedies the Company may have, including specific enforcement.  In addition, if an executive is found in a court of law or arbitration to have violated these obligations, any gains or future gains otherwise due to the executive will be forfeited to the Company and the executive will make the Company whole with respect to any losses.

Change of Control

Upon a change of control of the Company and an involuntary termination without cause or voluntary resignation with good cause of an executive officer, the executive officer will receive the severance arrangements discussed above under “-- Involuntary termination without cause or voluntary resignation with good cause.” Under the Company’s 2007 LTIP, in the event of a change of control of the Company (as defined in that plan), all outstanding options, stock appreciation rights and restricted stock become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each award.  The plan defines a “change of control” to generally include:  (i) any merger or consolidation whereby the outstanding stock of the Company prior to the transaction constitutes less than 50% of the voting power in the resulting entity; (ii) an acquisition of beneficial ownership by a person if, after the acquisition, the person beneficially owns 51% or more of the outstanding stock of the Company or the voting power of the Company (this does not include any acquisition directly from or by the Company, through an employee benefit plan sponsored by the Company, or that results in beneficial owners of outstanding Company stock prior to the acquisition by another corporation beneficially owning more than 50% of the then-outstanding shares of the corporation in the same proportion as their previous ownership of Company stock); (iii) any sale of all or substantially all of the Company’s assets; or (iv) the complete liquidation of the Company.  In addition, in the event of a change of control, all performance shares or other performance-based awards shall be immediately payable based upon the extent, as determined by the Compensation Committee, to which the performance goals for the performance period then in progress have been made, up through the date of the change in control or based on 100% of the value on the date of grant of the performance shares or other performance-based award, if such amount is higher.

Under the 2007 LTIP, upon the termination of an executive officer by the Company without cause (as that term is defined in the Plan), regardless of whether the reason for the termination is voluntary, involuntary, due to retirement, extended absence caused by disability or death, (i) all unvested options, stock appreciation rights and restricted stock of the executive officer shall lapse, become automatically cancelled or terminated and be immediately returned to the Company; and (ii) any vested but unexercised options or stock appreciation rights shall expire upon the expiration of such option or stock appreciation right.  The Compensation Committee may provide otherwise in an award agreement, or exercise its discretion to accelerate the vesting of awards due to a termination.

Potential Payments

The following table sets forth the potential payments that our named executive officers would receive upon termination under severance agreements or a change in control of the Company under the 2007 LTIP.  The amounts appearing in the table below assume that the triggering event occurred as of December 31, 2013.

Name	Salary ($)	Bonus ($)	Accelerated Options Vesting (1) (4) ($)	Accelerated Stock Vesting (2) (4) ($)	All Other Compensation (3) ($)	Total ($)
			-
Termination for any reason

Manuel Pablo Zúñiga-Pflücker	$-	$-	$-	$-	$-	$-
Richard S. Menniti	-	-	-	-	-	-
J. Durkin Ledgard	-	-	-	-	-	-

Death or disability

Manuel Pablo Zúñiga-Pflücker	$-	$259,200	$-	$440,400	$-	$699,600
Richard S. Menniti	-	157,500	-	450,700	-	608,200
J. Durkin Ledgard	-	157,500	-	443,900	-	601,400

Change in control, involuntary termination without cause or voluntary resignation with good cause

Manuel Pablo Zúñiga-Pflücker	$960,000	$633,800	$-	$440,400	$30,000	$2,064,200
Richard S. Menniti	450,000	236,400	-	450,700	30,000	1,167,100
J. Durkin Ledgard	450,000	244,200	-	443,900	30,000	1,168,100

(1)

Based upon the closing price per share of the Company’s Common Stock on the NYSE on December 31, 2013 of $1.82, the acceleration of vesting of options triggered by the events above would not impact the Company.

(2)

Based upon the closing price per share of the Company’s Common Stock on the NYSE on December 31, 2013 of $1.82 multiplied by the number of shares of restricted stock that would vest upon occurrence of items mentioned in the table on December 31, 2013.

(3)	The amounts included are estimates for career consulting services for 6 months.

(4)	The vesting of these awards are subject to the provisions contained within the respective stock option and restricted stock award agreement issued under the provision of the Company’s 2007 LTIP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2014, except as otherwise set forth below, concerning the beneficial ownership of the Company’s Common Stock by each person who beneficially owns more than five percent (5%) of the Common Stock, its affiliates, and by each of the Company’s executive officers and directors, and by all executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Beneficial Ownership (2)

Manuel Pablo Zúñiga-Pflücker (3)	5,906,070	4.9%
Richard Spies (4)	270,547	0.2%
Richard S. Menniti (5)	235,979	0.2%
J. Durkin Ledgard (6)	444,613	0.4%
Dennis G. Strauch (7)	728,230	0.6%
John J. Lendrum, III (8)	728,230	0.6%
Stephen C. Beasley (9)	238,325	0.2%
James B. Taylor (10)	192,440	0.2%
Stephen R. Brand	25,000	0.0%
Jerelyn Eagan	25,000	0.0%
All directors and executive officers as a group (ten persons)	8,794,434	7.3%

FMR LLC (11)
82 Devonshire Street
Boston, MA 02109	15,171,762	12.7%

International Finance Corporation (12)
2121 Pennsylvania Avenue, N.W.
Washington, DC 20433	11,253,295	9.4%

Blackrock, Inc. (13)
40 East 52nd Street
New York, NY 10022	8,040,172	6.7%

Wellington Management Company, LLP (14)
280 Congress Street
Boston, MA 02210	8,862,319	7.4%

(1)	Except as indicated herein, the business address for each beneficial owner is 580 Westlake Park Blvd, Suite 525, Houston, Texas 77079.

(2)	The calculations of percentage beneficial ownership are based on 118,604,622 shares issued as of March 31, 2014, plus any potentially dilutive securities for each person or group.

(3)	The shares reflected above include vested options to purchase 998,837 shares of Common Stock and options to purchase 42,683 shares of Common Stock that will vest in 60 days.

(4)	The shares reflected above include vested options to purchase 114,444 shares of Common Stock.

(5)	The shares reflected above also include vested options to purchase 149,703 shares of Common Stock and options to purchase 27,714 shares of Common Stock that will vest in 60 days.

(6)	The shares reflected above include vested options to purchase 291,357 shares of Common Stock and options to purchase 25,699 shares of Common Stock that will vest in 60 days.

(7)	The shares reflected above include vested options to purchase 295,740 shares of Common Stock and options to purchase 8,740 shares of Common Stock that will vest in 60 days.

(8)	The shares reflected above include vested options to purchase 583,740 shares of Common Stock and options to purchase 8,740 shares of Common Stock that will vest in 60 days.

(9)	The shares reflected above include vested options to purchase 83,740 shares of Common Stock and options to purchase 8,740 shares of Common Stock that will vest in 60 days.

(10)	The shares reflected above include vested options to purchase 113,110 shares of Common Stock and options to purchase 13,110 shares of Common Stock that will vest in 60 days.

(11)

All information in the table with respect to FMR LLC is based on the Schedule 13G/A filed by Fidelity Management and Research LLC with the SEC on February 14, 2014.  Based upon the Schedule 13G/A, Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds, each has sole power to dispose of the 14,538,412 shares owned by the funds. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity SelectCo, LLC, and the SelectCo Funds each has sole power to dispose of the 500,300 shares owned by the SelectCo Funds. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors, LLC (“PGALLC”), each has sole power to dispose of the 133,050 shares owned by PGALLC.

(12)

All information in the table with respect to International Finance Corporation (“IFC”) is based on the Schedule 13G/A filed by IFC with the SEC on February 4, 2010 and information provided to the Company by IFC. Based upon information provided to the Company by IFC, Luc Dejonckheere - Manager of IFC’s Infrastructure and Natural Resources Portfolio in Latin America, has voting power and investment power over the shares of Common Stock

(13)	All information in the table with respect to BlackRock, Inc. is based on the Schedule 13G/A filed with the SEC on January 28, 2014.

(14)	All information in the table with respect to Wellington Management Company, Inc. is based on the Schedule 13G filed with the SEC on February 14, 2014.

Rule 13d-3 under the Securities Exchange Act of 1934, provides for the determination of beneficial owners of securities.  That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities.  Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through any means, including the exercise of any option, warrant or conversion of a security.  Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person.  Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person.  Included in this table are (1) all vested derivative securities, (2) restricted stock that will vest within sixty days of April 1, 2014, and (3) those stock options that will vest and have exercise prices which it is reasonable to believe could be “in the money” within sixty days of April 1, 2014.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information as of December 31, 2013 with respect to compensation plans under which equity securities are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	5,922,709	$7.70	2,000,000
Equity compensation plans not approved by shareholders	-	-	-
Total	5,922,709	$7.70	2,000,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any director or executive officer or any security holder of record who is known to the Company to beneficially own more than 5% of the Company’s Common Stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

As provided in the charter of the Company’s Audit Committee, it is the Company’s policy that it will not enter into any transactions required to be disclosed under Item 404 of the SEC’s Regulation S-K unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

In addition, pursuant to the Company’s Code of Ethical Conduct and Business Practices, all employees, officers and directors of the Company and its subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with the Company without approval.  Employees, officers and directors are required to provide written disclosure to the Chief Executive Officer as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one.

PROPOSAL TWO

APPROVAL, BY NON-BINDING VOTE, OF OUR COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the disclosure rules of the SEC.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain key executives, to stimulate management’s efforts on our behalf in a way that supports our business plan and to align management’s incentives with the long-term interests of the Company and its shareholders.  Please read the “Compensation Discussion and Analysis” beginning on page 17 for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

We are asking shareholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as “say on pay,” gives our shareholders the opportunity to express their views on our named executive officers’ compensation.  The vote on this proposal is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we will ask our shareholders to vote FOR this proposal on their proxy card.

The say on pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board of Directors.  Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate what, if any, actions are necessary to address the concerns of shareholders.

Accordingly, we ask our shareholders to approve the following advisory resolution at the 2014 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL THREE

RECOMMENDATION, BY NON-BINDING VOTE, ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory say on pay votes on the compensation of our named executive officers.  In particular, we are asking our shareholders to indicate, on a non-binding, advisory basis, whether they would prefer an advisory say-on-pay vote on the compensation of our named executive officers to occur every one, two or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company and therefore our Board recommends that you vote for the option of a one year interval for the advisory vote on executive compensation.  In determining to recommend that shareholders vote for a frequency of once every year, the Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with timely input on our compensation philosophy, policies and practices. While our compensation programs and policies are designed to enhance long-term growth and performance, and a large element of our executive compensation consists of long-term incentives with three-year performance periods, our Compensation Committee nevertheless conducts an in-depth review of the compensation program on an annual basis and decides upon salary levels, short-term incentives and possible equity award grants. Our Board of Directors believes it will be helpful for the Compensation Committee, as part of this annual process, to know if there are current stockholder concerns with respect to elements of our compensation program so those may be factored into its decisions. In addition, we recognize holding an annual advisory vote on executive compensation reflects sound corporate governance principles and is consistent with a majority of institutional investor policies.

We will continue to engage with our shareholders regarding our executive compensation program during the period between advisory votes on executive compensation.

The Company recognizes that shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of:

A.	One year,
B.	Two years,
C.	Three years, or
D.	Abstain from voting.

The option that receives the highest number of votes cast by shareholders will be considered to be the shareholders’ preferred frequency for the advisory vote on the compensation of our named executive officers.  Because the vote is advisory, however, it will not be binding on the Board of Directors, the Compensation Committee or the Company.  The Board of Directors may decide, in its sole discretion, that it is in the best interests of the Company and its shareholders to hold an advisory say on pay vote on the compensation of our named executive officers more or less frequently than the option receiving the most votes cast by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE PREFERRED FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL FOUR

AMENDMENT OF THE BPZ RESOURCES, INC. 2007 LONG-TERM INCENTIVE COMPENSATION PLAN TO ALLOW FOR AN ADDITIONAL AMOUNT OF SECURITIES TO BE MADE AVAILABLE FOR INCENTIVE AWARDS

Purpose of the Proposal

The Board of Directors of the Company has approved and is recommending to shareholders of the Company an amendment of the 2007 Long-Term Incentive Compensation Plan, or the “2007 LTIP”, to allow for an additional amount of securities to be made available for incentive awards under the 2007 LTIP. The Company wishes to increase the aggregate maximum number of shares reserved for issuance under the plan from 8.0 million to 12.0 million (“recharging” the plan with 4.0 million shares) so that a sufficient amount of awards are available for issuance in the future. The effect of this amendment will increase available shares from 0.3 million to 4.3 million for future issuance.

The purpose of the 2007 LTIP is to encourage officers, employees and consultants of the Company to acquire Common Stock and other equity-based interests in the Company so that their interests are aligned with those of other shareholders.  We believe that increasing the aggregate maximum number of shares currently authorized under the 2007 LTIP from 8.0 million to 12.0 million (“recharging” the plan with 4.0 million shares) will permit us to make appropriate grants of awards to continue to stimulate officers’, employees’ and consultants’ efforts on the Company’s behalf, as well as maintaining and strengthening their desire to remain with the Company.  Additionally, the 2007 LTIP will encourage the officers, employees and consultants of the Company to have a greater personal interest in the business of the Company.  We believe that providing the employees and consultants with a direct financial stake in the Company is in the best interests of the Company and its shareholders.

The 2007 LTIP was approved by our shareholders at the Annual Meeting of Shareholders held on August 17, 2007.  The number of shares authorized at that time under the 2007 LTIP was 4.0 million.  The aggregate maximum number of shares authorized under the 2007 LTIP was increased to 8.0 million following shareholder approval at the 2011 annual meeting of shareholders. As of March 31, 2014, 0.3 million shares remain available for future grants under the 2007 LTIP.  The remaining shares available for future awards under the 2007 LTIP are insufficient to meet our long-term incentive needs.  The amendment to the 2007 LTIP, subject to shareholder approval, would allow for 4.0 million additional shares to be made available for awards under the 2007 LTIP.  The limits contained in the 2007 LTIP are subject to certain adjustments as provided in the 2007 LTIP in the event of stock splits, stock dividends, the issuance of rights and certain other events.

The 2007 LTIP provides for awards of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock-based awards and cash-based awards to any of the Company’s officers, employees, consultants and the employees of certain of the Company’s affiliates.  Below is a summary of the 2007 LTIP, which is qualified in its entirety by the specific language of the 2007 LTIP, a copy of which was filed as Exhibit 10.1 to our Form 8-K filed with the SEC on August 24, 2007, the first amendment filed as Exhibit 10.22 to our Form 10-K filed on March 16, 2011, and the second amendment filed as Exhibit 10.2 to our Form 10-Q filed on August 9, 2011.

Summary of the 2007 Long-Term Incentive Compensation Plan

Administration

The Compensation Committee administers and manages the 2007 LTIP. Incentives under the 2007 LTIP may be granted to eligible employees or consultants in any one or a combination of incentive options, non-statutory stock options, stock appreciation rights, restricted stock grants, stock grants and performance shares.  The Compensation Committee will select the Company employees and other participants who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2007 LTIP, establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2007 LTIP and establish, amend and rescind any rules relating to the 2007 LTIP. The Compensation Committee may delegate to a committee of one or more directors or to Company officers the ability to grant awards and take certain other actions with respect to participants who are not executive officers.

Key Terms

The following is a summary of the key provisions of the 2007 LTIP:

Plan Term:

The 2007 LTIP will terminate on the earlier of (1) ten years from the date that the 2007 LTIP becomes effective, or (2) at such time as no shares of Common Stock remain available for issuance through the plan.

Eligible Participants:	The Company’s officers, employees and consultants and the employees of certain of its affiliates.

Aggregate Maximum Number of Shares Authorized Under the 2007 LTIP:		12.0 million shares of Common Stock (if the amendment is approved by shareholders), subject to adjustment to reflect stock splits and similar events.

Award Types:	●	incentive stock options under Section 422 of the Tax Code;
	●	non-statutory stock options not covered under Section 422 of the Tax Code;
	●	stock appreciation rights, granting the recipient the right to receive an excess in the fair market value (as defined in the 2007 LTIP) of shares of stock over a specified reference price;
	●	restricted stock, which will be subject to a risk of forfeiture and is non-transferable until it vests over time;
	●	qualified performance-based incentives to employees who qualify as covered employees within the meaning of Section 162(m) of the Tax Code, as amended;
	●	unrestricted stock, which will be immediately transferable; and
	●	other stock-based incentive awards.

Vesting:		To be determined by the Compensation Committee at its discretion. Awards will generally vest in two to three years.

Vesting and Exercise of Stock Options

The exercise price of stock options or stock appreciation rights granted under the 2007 LTIP may not be less than the fair market value of the Common Stock on the date of grant. The term of these awards may not be longer than ten years. The Compensation Committee will determine at the date of grant when each such award becomes vested and/or exercisable.

Vesting of Restricted Stock Awards and Options

The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards and options contingent upon continued employment (or engagement) with Company, the passage of time, or such performance criteria and the level of achievement compared to such criteria as it deems appropriate.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Tax Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include one or more of the following criteria (either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award):

●                  pre-tax or after-tax net earnings;

●                  sales growth;

●                  operating earnings;

●                  operating cash flow;

●                  return on net assets;

●                  return on shareholders’ equity;

●                  return on assets;

●                  return on capital;

●                  stock price growth;

●                  gross or net profit margin;

●                  earnings per share;

●                  price per share of stock;

●                  market share; and/or

●                  such other performance measures as the Compensation Committee may determine.

To the extent that an award under the 2007 LTIP is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board.

Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of Common Stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion determines.

Transferability

Awards granted under the 2007 LTIP are not transferable except by will, by the laws of descent and distribution, or, if permitted by the document granting the award, to certain family members, foundations, or entities controlled by either the grantee or certain family members.

Amendments

The Board of Directors may discontinue the 2007 LTIP at any time and may amend the plan at any time, as permitted by applicable statutes. However, the Board may not revoke or alter, in a manner unfavorable to the grantees of any incentives, the terms of any award under the 2007 LTIP then outstanding. The Board of Directors is further restricted from amending the 2007 LTIP without shareholder approval if the absence of such approval would cause the 2007 LTIP to fail to comply with the Securities Exchange Act of 1934, as amended, or any other applicable law or regulation.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, reorganization, or exchange of Company’s Common Stock, or any similar event affecting Company’s Common Stock, the Compensation Committee shall adjust the number and kind of shares available for grant under the 2007 LTIP and, subject to the various limitations set forth in the 2007 LTIP, the number and kind of shares subject to outstanding awards under the 2007 LTIP and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of the Company on awards granted under the 2007 LTIP shall be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the 2007 LTIP. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards or settlement of outstanding awards in cash.

U.S. Tax Consequences

Stock option grants under the 2007 LTIP may be intended to qualify as incentive stock options under Section 422 of the Tax Code or may be non-qualified stock options governed by Tax Code Section 83. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have ordinary taxable income equal to the difference between the market price of the Common Stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A subsequent sale will result in capital gain equal to sale price less market price at exercise date.  A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Disposition of appreciated shares acquired through the exercise of an incentive stock option will result in a long-term capital gain if the stock is held one year after exercise and at least two years after date of grant; if the holding period is not met, then ordinary income will result, with the Company receiving a deduction.

Restricted stock awards are governed by Section 83 of the Tax Code. Generally, no taxes are due when a restricted stock award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. A participant may elect under Section 83(b) of the Tax Code to report income resulting from the restricted stock awards in the year received.  If elected, all subsequent appreciation of the restricted stock awards will be taxed at capital gain rates.

As described above, awards granted under the 2007 LTIP may qualify as “performance-based compensation” under Section 162(m) in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of the Company’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2007 LTIP by a committee consisting solely of two or more “outside directors” (as defined under regulations) and satisfy the 2007 LTIP’s limit on the total number of shares that may be awarded to any one participant during any calendar year (value not greater than $100,000). In addition, for awards other than options to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

Copy of Plan and Amendment

A copy of the BPZ Resources, Inc. 2007 LTIP is attached as Exhibit 10.1 to our Form 8-K filed with the SEC on August 24, 2007. Copies of the amendments to the 2007 LTIP are attached as Exhibit 10.22 to our Form 10-K filed with the SEC on March 16, 2011, and Exhibit 10.2 to our Form 10-Q filed on August 9, 2011. A copy of the proposed amendment to the 2007 LTIP is attached hereto as Appendix A.

Vote Required

The vote required to approve the proposed amendment of the 2007 LTIP to provide for an additional 4.0 million shares to be made available for incentive awards, described above, is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.  Each holder of Common Stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT OF THE 2007 LTIP TO ALLOW FOR AN ADDITIONAL 4.0 MILLION TOTAL AGGREGATE SHARES TO BE AVAILABLE FOR POSSIBLE INCENTIVE AWARDS.

PROPOSAL FIVE

AMENDMENT OF THE BPZ RESOURCES, INC. 2007 DIRECTORS’ COMPENSATION INCENTIVE PLAN TO ALLOW FOR AN ADDITIONAL AMOUNT OF SECURITIES TO BE MADE AVAILABLE FOR INCENTIVE AWARDS

Purpose of the Proposal

The Board of Directors of the Company has approved and is recommending to shareholders of the Company an amendment of the 2007 Directors’ Compensation Incentive Plan, or the “2007 DCIP”, to allow for an additional aggregate maximum amount of securities to be made available for incentive awards under the 2007 DCIP. The Company wishes to increase the number of shares currently reserved for issuance under the plan from 2.5 million to 4.0 million so that a sufficient amount of awards are available for issuance in the future. The effect of this amendment will increase available shares from 0.1 million to 1.6 million for future issuance.

The purpose of the 2007 DCIP is primarily to encourage non-employee directors of the Company to acquire Common Stock and other equity-based interests in the Company so that their interests are aligned with those of other shareholders.  We believe that the 2007 DCIP will stimulate directors’ efforts on the Company’s behalf, as well as maintaining and strengthening their desire to remain with the Company.  Additionally, the 2007 DCIP will encourage the directors of the Company to have a greater personal interest in the business of the Company.  We believe that providing the non-employee directors with a direct financial stake in the Company is in the best interests of the Company and its shareholders.

The 2007 DCIP was approved by our shareholders at the Annual Meeting of Shareholders held on August 17, 2007.  The number of shares authorized at that time under the 2007 DCIP was 2.5 million.  As of March 31, 2014, 0.1 million shares remain available for future grants under the 2007 DCIP.  The remaining shares available for future awards under the 2007 DCIP are insufficient to meet our long-term incentive needs.  The amendment to the 2007 DCIP, subject to shareholder approval, would allow for 1.5 million additional shares to be made available for awards under the 2007 DCIP.  The limits contained in the 2007 DCIP are subject to certain adjustments as provided in the 2007 DCIP in the event of stock splits, stock dividends, the issuance of rights and certain other events.

Below is a summary of the 2007 DCIP, which is qualified in its entirety by the specific language of the 2007 DCIP, a copy of which was filed as Exhibit 10.2 to our Form 8-K filed with the SEC on August 24, 2007.

Summary of the 2007 Directors’ Compensation Incentive Plan

Administration

The Compensation Committee will administer and manage the 2007 DCIP. Incentives under the 2007 DCIP may be granted to eligible directors in any one or a combination of non-statutory stock options, stock appreciation rights, restricted stock grants, and unrestricted stock grants.  The Compensation Committee will select the Company directors who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2007 DCIP, establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2007 DCIP and establish, amend and rescind any rules relating to the 2007 DCIP. The Compensation Committee may delegate to a committee of one or more directors or to Company officers the ability to take certain other actions with respect to participants to the extent permitted by law.

Key Terms

The following is a summary of the key provisions of the 2007 DCIP:

Plan Term:

The 2007 DCIP will terminate on the earlier of (1) ten years from the date that the Plan becomes effective, or (2) at such time as no shares of Common Stock remain available for issuance through the plan.

Eligible Participants:		The Company’s non-employee directors. The Company currently has four non-employee directors who are eligible to participate under the 2007 DCIP.

Aggregate Maximum Number of Shares Authorized Under the 2007 DCIP:		4 million shares of Common Stock, subject to adjustment to reflect stock splits and similar events.

Award Types:	●	non-statutory stock options not covered under Section 422 of the Tax Code;
	●	stock appreciation rights, granting the recipient the right to receive an excess in the fair market value (as defined in the 2007 DCIP) of shares of stock over a specified reference price;
	●	restricted stock, which will be subject to a risk of forfeiture and nontransferable until it vests over time;
	●	unrestricted stock, which will be immediately transferable; and
	●	other stock-based incentive awards.

Vesting:		To be determined by the Compensation Committee. Awards will generally vest in four years unless otherwise determined in the Compensation Committee’s discretion.

Vesting and Exercise of Stock Options; Vesting of Restricted Stock Awards

The exercise price of stock options or stock appreciation rights granted under the 2007 DCIP may not be less than the fair market value of the common stock on the date of grant. The term of these awards may not be longer than ten years. The Compensation Committee will determine at the date of grant when each award of restricted stock or options becomes vested and/or exercisable.  The Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards and options contingent upon continued service as a director with Company or the passage of time.

Transferability

Awards granted under the 2007 DCIP are not transferable except by will, by the laws of descent and distribution, or, if permitted by the document granting the award, to certain family members, foundations, or entities controlled by either the grantee or certain family members.

Amendments

The Board of Directors may discontinue the 2007 DCIP at any time and may amend the plan at any time, as permitted by applicable statutes. However, the Board may not revoke or alter, in a manner unfavorable to the grantees of any incentives, the terms of any award under the 2007 DCIP then outstanding. The Board of Directors is further restricted from amending the 2007 DCIP without shareholder approval if the absence of such approval would cause the 2007 DCIP to fail to comply with the Securities Exchange Act of 1934, as amended, or any other applicable law or regulation.

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, reorganization, or exchange of Company’s common stock, or any similar event affecting Company’s common stock, the Compensation Committee shall adjust the number and kind of shares available for grant under the 2007 DCIP, and subject to the various limitations set forth in the 2007 DCIP, the number and kind of shares subject to outstanding awards under the 2007 DCIP, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of Company on awards granted under the 2007 DCIP shall be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the 2007 DCIP. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

U.S. Tax Consequences

For a discussion of the U.S. tax consequences with respect to the non-statutory stock options, stock appreciation rights, restricted stock, and unrestricted stock available as awards under the plan, see “—U.S. Tax Consequences” above.

Copy of Plan

A complete copy of the 2007 DCIP was filed as Exhibit 10.2 to our Form 8-K filed with the SEC on August 24, 2007. A copy of the proposed amendment to the 2007 DCIP is attached hereto as Appendix B.

Vote Required

The vote required to approve the proposed amendment 2007 DCIP to provide for an addition 1.5 million shares available for possible incentive awards, described above, is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.  Each holder of Common Stock is entitled to one vote for each share held.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO THE 2007 DCIP TO ALLOW FOR AN ADDITIONAL 1.5 MILLION TOTAL AGGREGATE SHARES AVAILABLE FOR POSSIBLE INCENTIVE AWARDS.

PROPOSAL SIX

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has approved and is recommending to holders of shares of the Company’s Common Stock a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent public accountants for the year ending December 31, 2014.

Representatives from BDO USA, LLP are expected to attend the Annual Meeting.  Additionally, they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

The vote required to approve the proposal to ratify the selection of BDO USA, LLP as the Company’s independent public accountants is the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.  Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

Principal Accountant Fees and Services

The following table lists the aggregate fees and costs billed by BDO USA, LLP and its network firm, BDO Peru for 2013 and 2012 services identified below:

	Amount Billed
	2013		2012

Audit Fees	$620,000	(1)	$521,300	(5)
Audit-Related Fees	45,000	(2)	74,600	(6)
Tax Fees	85,100	(3)	59,000	(7)
All Other Fees	18,600	(4)	—
Total	$768,700		$654,900

(1)

Included in this amount are approximately $425,000 of fees for the integrated audit and quarterly reviews, $129,200 of fees for consultations and procedures related to convertible debt issuance, and $65,800 pertain to out of pocket expenses billed by BDO USA, LLP.

(2)	This amount represents fees billed by BDO Peru for Peruvian statutory audits.

(3)	Included in this amount are tax related fees, of which $5,100 relate to out of pocket expenses.

(4)	Included in this amount are consulting services. The Audit Committee has concluded that these services are compatible with maintaining BDO USA, LLP’s independence.

(5)	Included in this amount are approximately $478,500 of audit related fees billed by BDO USA, LLP, of which $42,800 pertain to out of pocket expenses.

(6)	This amount represents fees billed by BDO Peru for Peruvian statutory audits, of which $3,800 relate to out of pocket expenses.

(7)	Included in this amount are approximately $57,800 of tax related fees billed by BDO USA, LLP, of which $1,200 pertain to out of pocket expenses.

The Board of Director’s policy is to prohibit the independent auditor from providing any non-audit services unless the service is permitted under applicable law and is pre-approved by the Audit Committee.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2013 with the Company’s independent auditors and with members of management.

Management is responsible for the Company’s internal controls and the financial reporting process.  The Company’s independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the PCAOB and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with the Company’s management and its independent auditor, BDO USA, LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted U.S. accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and BDO USA, LLP. The Audit Committee discussed with BDO USA, LLP matters required to be discussed by PCAOB Auditing Standard No. 16: Communications with Audit Committees.

BDO USA, LLP also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.   The Audit Committee discussed the firm’s independence with BDO USA, LLP.

Based on and in reliance upon the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Submitted by the Audit Committee of the Board of Directors.

John J. Lendrum, III — Chairman of the Audit Committee	Jerelyn Eagan
Stephen C. Beasley

SHAREHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS

Under the rules of the SEC, if you want the Company to consider including a proposal in next year’s proxy statement, you must submit the proposal in writing to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary, no later than 5:00 pm Central Standard Time on Friday, January 9, 2015.

Under our bylaws, and as permitted by the rules of the SEC and Texas state law, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders.  These procedures provide that nomination for directors or for other business to be properly brought before an Annual Meeting by a shareholder notice must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices.  We must receive the notice of your intention to introduce a nomination or other item of business at our 2015 Annual Meeting of Shareholders no later than the close of business on the ninetieth day, nor earlier than the one hundred twentieth day, prior to the first anniversary of the preceding year’s annual meeting.  We must therefore receive your notice no sooner than February 20, 2015 and no later than 5:00 pm Central Standard Time on Sunday, March 22, 2015.

Notice of a proposed director nomination must include the following information:

●	name;
●	age;
●	business, mailing or residence address;
●	principal occupations and employment during the past five years;
●	the additional information that would be required to be disclosed under the rules of the SEC in a proxy statement soliciting proxies for election of directors in an election contest; and
●	a written consent of such nominee to be named in the proxy statement as a nominee and to serve as a director if elected.

Notice of a proposed item of business must include:

●	a brief description of the business desired to be brought before the meeting, the reason for conducting such business at the meeting; and
●	any material interest of the shareholder, and any beneficial owner on whose behalf the proposal is made in such business.

In addition, as to any shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the notice must include:

●	the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; and
●	the class or series and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

 OTHER MATTERS

Neither we nor any of the persons named as proxies know of any matters other than those described above to be voted on at the Annual Meeting.  However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment on these matters, subject to the discretion of the Board of Directors.

A copy of our Annual Report to Shareholders for the year ended December 31, 2013, accompanies this proxy statement, but it is not to be deemed a part of the proxy soliciting material.

Shareholders may obtain additional copies of our current Annual Report on Form 10-K without charge by writing to BPZ Resources, Inc., 580 Westlake Park Boulevard, Suite 525, Houston, Texas 77079, Attention: Corporate Secretary.  Our Annual Report on Form 10-K and other filings with the SEC may also be accessed through our website at www.bpzenergy.com or the SEC’s website at www.sec.gov.

By order of the Board of Directors,

/s/ James B. Taylor
James B. Taylor
Chairman of the Board

APPENDIX A

AMENDMENT TO

BPZ RESOURCES, INC.

2007 LONG-TERM INCENTIVE COMPENSATION PLAN

1

AMENDMENT TO THE
BPZ RESOURCES, INC.
2007 LONG-TERM INCENTIVE COMPENSATION PLAN

WHEREAS, BPZ Resources, Inc. (the “Company”) adopted and maintains the BPZ Energy, Inc. 2007 Long-Term Incentive Compensation Plan (the “Plan”), effective as of June 4, 2007, to provide an opportunity for its eligible employees and certain independent contractors to earn long term incentive awards in consideration for their services;

WHEREAS, the Company now desires to amend the Plan to reserve additional shares for issuance under the Plan.

NOW THEREFORE, effective as of [DATE], the Plan is hereby amended by replacing Section 7(a) with the following new Section 7(a) that shall read as follows:

“(a)  Maximum Shares.  Subject to adjustment as provided in this Section 7, there is hereby reserved for issuance under the Plan up to 12,000,000 shares of Stock of the Company.”

*     *     *

IN WITNESS WHEREOF, BPZ Resources, Inc. has caused this Amendment to be executed by its duly authorized representatives on this                      day of                           , 2014.

By:		By:
	Manuel Pablo Zúñiga-Pflücker		Richard Menniti
	President and Chief Executive Officer		Chief Financial Officer

2

APPENDIX B

AMENDMENT TO

BPZ RESOURCES, INC.

2007 DIRECTORS’ COMPENSATION INCENTIVE PLAN

1

AMENDMENT TO THE
BPZ ENERGY, INC.
2007 DIRECTORS’ COMPENSATION INCENTIVE PLAN

WHEREAS, BPZ Resources, Inc. (the “Company”) adopted and maintains the BPZ Energy, Inc. 2007 Long-Term Incentive Compensation Plan (the “Plan”), effective as of June 4, 2007, to provide an opportunity for its eligible employees and certain independent contractors to earn long term incentive awards in consideration for their services;

WHEREAS, the Company now desires to amend the Plan to reserve additional shares for issuance under the Plan.

NOW THEREFORE, effective as of [DATE], the Plan is hereby amended by replacing Section 6(a) with the following new Section 6(a) that shall read as follows:

“(a)  Maximum Shares.  Subject to adjustment as provided in this Section 6, there is hereby reserved for issuance under the Plan up to 4,000,000 shares of Stock of the Company.”

*     *     *

IN WITNESS WHEREOF, BPZ Resources, Inc. has caused this Amendment to be executed by its duly authorized representatives on this                      day of                           , 2014.

By:		By:
	Manuel Pablo Zúñiga-Pflücker		Richard Menniti
	President and Chief Executive Officer		Chief Financial Officer

2

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on June 20, 2014.

Vote by Internet

- Go to **www.investorvote.com/BPZ**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 4, 5, 6, and FOR "ONE YEAR" for Proposal 3.

Class I Nominees 01 - Stephen C. Beasley 02 - Jerelyn Eagan Class II Nominee 03 - Richard Spies

☐ **Mark here to vote FOR all nominees** ☐ **Mark here to WITHHOLD vote from all nominees** ☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) here. ______________________

Proposal	1 Year	2 Years	3 Years	Abstain
3. The recommendation, by non-binding vote, on the frequency of future advisory votes on compensation for our named executive officers;	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T
1 U P X 1 9 8 0 0 8 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01UE8B

2014 Annual Meeting Admission Ticket

2014 Annual Meeting of
BPZ Resources, Inc. Shareholders

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.investorvote.com/BPZ.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BPZ RESOURCES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 20, 2014

The undersigned hereby appoints James B. Taylor and Manuel Pablo Zúñiga Pflücker, or either of them, as proxies, with full power of substitution, and hereby authorizes each of them to vote, as designated on the reverse side, all shares of Common Stock of BPZ Resources, Inc. held of record by the undersigned on April 21, 2014 at the Annual Meeting of Shareholders of BPZ Resources, Inc. on June 20, 2014, and any adjournments or postponements thereof, with all the powers that the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE CLASS I DIRECTOR NOMINEES AND THE CLASS II DIRECTOR NOMINEE IN PROPOSAL 1, FOR PROPOSALS 2, 4, 5, 6 AND FOR "ONE YEAR" FOR PROPOSAL 3. THE PROXIES NAMED HEREIN ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side

e